Exhibit 99.1
NOTICE OF 2007 ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2007
Dear Shareholder:
     NOTICE IS HEREBY GIVEN that the 2007 Annual and Special General Meeting, or the Meeting, of shareholders of Aspreva Pharmaceuticals Corporation will be held on Thursday, May 31, 2007 at 10:00 a.m. (Pacific Daylight Time) in the Strathcona Room at the Four Seasons Hotel, 791 West Georgia Street in Vancouver, British Columbia, for the following purposes:
•	to receive our 2006 Annual Report to shareholders and our audited consolidated financial statements for the year ended December 31, 2006, together with the report of the auditor and independent registered public accounting firm on those financial statements;

•	to elect nine directors for the ensuing year;

•	to appoint Ernst & Young LLP as our auditor and independent registered public accounting firm for the ensuing year;

•	to amend the Aspreva 2002 Incentive Stock Option Plan to increase from 4,031,000 to 5,281,000 common shares in respect of which awards may be granted thereunder;

•	to amend the Aspreva 2002 Incentive Stock Option Plan to (i) comply with recent policies of the Toronto Stock Exchange; (ii) permit the award of tandem stock appreciation rights, restricted stock units and deferred stock units; and (iii) certain other changes; and

•	to transact such other business as may properly come before the Meeting, or at any adjournments or postponements thereof.
Further information regarding the matters to be considered at the Meeting is set out in the accompanying Proxy Statement.
Our Board of Directors has fixed the close of business on Thursday, April 19, 2007 as the record date for determining shareholders entitled to receive notice of and to vote at the Meeting. Only our registered shareholders as of April 19, 2007 will be entitled to vote, in person or by proxy, at the Meeting.
Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed paper proxy, or vote by proxy over the Internet or on the telephone, as instructed in the accompanying Proxy Statement. To be effective, your proxy must be received by our registrar and transfer agent, Computershare Investor Services Inc., no later than Monday May 28, 2007 at 4:30 p.m. (Eastern Daylight Time) or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. (Eastern Daylight Time) on the second-last business day prior to the date on which the Meeting is adjourned or postponed. Proxies received by Computershare after this time will not be accepted; however, the Chairman may determine, in his sole discretion, to accept a proxy that is delivered in person to the Chairman at the Meeting as to any matter in respect of which a vote has not already been cast.
If you are a beneficial shareholder who holds your common shares through an intermediary, such as a brokerage firm, bank, dealer or other similar organization, you should follow the voting procedures provided by: (a) our registrar and transfer agent, Computershare Investor Services Inc., if you have given permission to your intermediary to disclose your share ownership information to Aspreva; or (b) your intermediary, if you have objected to your intermediary’s disclosure of such information.
BY ORDER OF THE BOARD OF DIRECTORS

Bruce G. Cousins
Chief Financial Officer
Victoria, British Columbia
April 27, 2007

PROXY STATEMENT FOR THE 2007 ANNUAL AND SPECIAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD MAY 31, 2007
Unless the context otherwise requires, in this Proxy Statement all references to “Aspreva”, “we”, “our”, and “us” refer to Aspreva Pharmaceuticals Corporation and its subsidiaries.
INFORMATION ABOUT THIS PROXY STATEMENT AND THE 2007 ANNUAL AND SPECIAL
GENERAL MEETING OF SHAREHOLDERS
Why did I receive this Proxy Statement?
Aspreva has sent this Notice of Annual and Special General Meeting and Proxy Statement, together with the enclosed paper proxy, because our Board of Directors is soliciting your proxy to vote at the 2007 Annual and Special General Meeting, or the Meeting, of shareholders of Aspreva. This Proxy Statement contains information about the matters to be voted on at the Meeting and important information about Aspreva. As many of our shareholders are expected to be unable to attend the Meeting in person, proxies are solicited by mail to give each shareholder an opportunity to vote on all matters that will properly come before the Meeting. References in this Proxy Statement to the Meeting include any adjournments or postponements of the Meeting.
We intend to mail this Proxy Statement and accompanying paper proxy on or about April 30, 2007 to all of our shareholders entitled to vote at the Meeting.
What is the date, time and place of the Meeting?
The Meeting will be held in the Strathcona Room at the Four Seasons Hotel located at 791 West Georgia Street in Vancouver, British Columbia, on May 31, 2007, at 10:00 a.m. (Pacific Daylight Time).
Who can vote at the Meeting?
Only registered shareholders as at the close of business on April 19, 2007 will be entitled to vote at the Meeting. As of April 10, 2007, there were 35,173,548 common shares outstanding. Each common share entitles the holder thereof to one vote at the Meeting. Unless otherwise stated, information in this Proxy Statement is given as at April 10, 2007.
Registered Shareholder: Common Shares Registered in Your Name
If on April 19, 2007 your common shares were registered directly in your name with our registrar and transfer agent, Computershare Investor Services Inc., then you are a registered shareholder. As a registered shareholder, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed paper proxy, or vote by proxy over the Internet or on the telephone, as instructed below to ensure your vote is counted.
Beneficial Shareholder: Common Shares Registered in the Name of an Intermediary such as a Brokerage Firm, Bank, Dealer or other Similar Organization

If on April 19, 2007, your common shares were held in an account with an intermediary, such as a brokerage firm, bank, dealer or other similar organization, then you are a beneficial shareholder and your common shares are held in “street name”. The intermediary holding your account, or a clearing agency (such as The Canadian Depository for Securities Limited in Canada or Cede & Co. in the United States) of which the intermediary is a participant, is considered the registered shareholder for purposes of voting at the Meeting. As a beneficial shareholder, you have the right to direct the intermediary or clearing agency on how to vote the common shares registered in their name. You are also invited to attend the Meeting, however, since you are not the registered shareholder, you will not be able to vote your common shares registered in the name of the intermediary or clearing agency unless you have been appointed as a proxyholder by the intermediary or clearing agency.
What am I voting on at the Meeting?
At the Meeting, our shareholders will be asked to vote on the following resolutions:
•	to elect nine directors for the ensuing year;

•	to appoint Ernst & Young LLP as our auditor and independent registered public accounting firm for the ensuing year;

•	to amend the Aspreva 2002 Incentive Stock Option Plan to the increase from 4,031,000 to 5,281,000 common shares in respect of which awards may be granted thereunder;

•	to amend the Aspreva 2002 Incentive Stock Option Plan to (i) comply with recent policies of the Toronto Stock Exchange; (ii) permit the award of tandem stock appreciation rights, restricted stock units and deferred stock units; and (iii) certain other changes; and

•	to transact such other business as may properly come before the Meeting, or at any adjournments or postponements thereof.
How does the Board recommend that I vote?
Our Board of Directors believes that the election of its nine nominees to our board, the appointment of Ernst & Young LLP as our auditor and independent registered public accounting firm, the approval of the amendment to the Aspreva 2002 Incentive Stock Option Plan to increase from 4,031,000 to 5,281,000 common shares in respect of which awards may be granted thereunder and other amendments to the Aspreva 2002 Incentive Stock Option Plan are in the best interests of Aspreva and our shareholders and, accordingly, recommends that each shareholder vote his or her shares “FOR” these proposals.
What vote is required in order to approve each proposal?
Directors are elected by a plurality of votes cast by proxy or in person at the Meeting, which means that those nominees for election to our Board of Directors who receive the largest number of favorable votes will be elected our directors, up to the maximum number of nine directors as set by our directors. Shareholders are not entitled to cumulate votes for the election of directors. Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote will have been cast in favor of any nominee.
A simple majority of the votes cast by proxy or in person at the Meeting is required to approve the appointment of Ernst & Young LLP as our auditor and independent registered public accounting firm, to approve the amendment to the Aspreva 2002 Incentive Stock Option Plan to increase from 4,031,000 to 5,281,000 common shares in respect of which awards may be granted thereunder and other amendments to the Aspreva 2002 Incentive Stock Option Plan
Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareholder with respect to the voting of certain of our common shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those common shares on one or more of the matters that come before the Meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Common shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the Meeting.

How do I vote?
Registered Shareholder: Common Shares Registered in Your Name
If you are a registered shareholder you may vote by proxy or in person at the Meeting. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote in person if you have already voted by proxy.
•	To vote in person at the Meeting, please come to the Meeting and we will give you an attendance card when you arrive.

•	To vote using the enclosed paper proxy, please complete, sign and return your proxy in accordance with the instructions on the proxy.

•	To vote by proxy over the Internet, go to www.computershare.com/proxy and follow the online voting instructions and refer to your holder account number and proxy access number provided on the enclosed paper proxy.

•	To vote by telephone, call 1-866-734-VOTE (8683) and follow the instructions and refer to your holder account number and proxy access number provided on the enclosed paper proxy.
Whether you are voting by paper, Internet or telephone proxy, your proxy must be received by our registrar and transfer agent, Computershare Investor Services Inc., Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile: within North America at (866) 249-7775 or outside North America at (416) 263-9524, no later than May 28, 2007 at 4:30 p.m. (Eastern Daylight Time) or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. (Eastern Daylight Time) on the second-last business day prior to the date on which the Meeting is adjourned or postponed. Proxies received by Computershare after this time will not be accepted; however, the Chairman may determine, in his sole discretion, to accept a proxy that is delivered in person to the Chairman at the Meeting as to any matter in respect of which a vote has not already been cast.
If the instructions you give in your proxy are clear, and if the proxy is properly completed and delivered as described above and has not been revoked, the common shares represented by your proxy will be voted or withheld from voting on any poll that may be called for and, if you specify a choice with respect to any matter to be acted upon, the common shares will be voted on any poll in accordance with your instructions.
You have the right to appoint another person to attend and act on your behalf at the Meeting other than the persons named in the enclosed paper proxy. To exercise this right, please insert the name of your nominee in the blank space provided. A person appointed as a proxyholder need not be a shareholder.
Beneficial Shareholder: Common Shares Registered in the Name of an Intermediary such as a Brokerage Firm, Bank, Dealer or other Similar Organization
We have two kinds of beneficial shareholders — those who have given permission to their intermediary to disclose their ownership information to us, otherwise referred to as “non-objecting beneficial owners”, and those who have objected to their intermediary’s disclosure of this information, otherwise referred to as “objecting beneficial owners”. As allowed under Canadian provincial securities laws, we have obtained a list of our non-objecting beneficial owners from intermediaries and have used that list to distribute proxy-related materials directly to non-objecting beneficial owners.
If you are a non-objecting beneficial owner, then you will receive a voting information form from our registrar and transfer agent, Computershare Investor Services Inc. If you are an objecting beneficial owner, then you will receive a voting information form from your intermediary.
The voting instruction form that you will receive is similar to the proxy that we provide to our registered shareholders; however, its purpose is limited to instructing your intermediary or clearing agency, as the registered shareholder, on how to vote on your behalf. No person will be admitted at the Meeting to vote by presenting a voting instruction form.

•	To vote using the voting information form, simply complete and return the voting information form in accordance with its instructions.

•	To vote in person at the Meeting, you must instruct Computershare if you are a non-objecting beneficial owner, or your intermediary if you are an objecting beneficial owner, to appoint you as proxyholder.
If you have any questions, contact Computershare if you are a non-objecting beneficial owner, or your intermediary if you are an objecting beneficial owner.
How will proxies be exercised?
The proxyholder will vote according to instructions in the proxy on any ballot which may be called for and for which a choice has been specified. Unless otherwise indicated by you on the proxy, your common shares will be voted “FOR” the election of our Board of Directors’ nominees for election to our board and the other motions proposed to be made at the Meeting as stated in the proxy.
The proxy also confers upon the proxyholder discretionary authority to vote all common shares represented by the proxy with respect to amendments or variations to matters identified in the Notice of Meeting and any other matter that properly comes before the Meeting. As of April 23, 2007, our Board of Directors knows of no such amendment, variation or other matter that is to be presented for action at the Meeting. However, if any other matters which are not now known to our Board of Directors should properly come before the Meeting, the proxies will be voted, or withheld, by the proxyholder in his or her discretion.
What is the quorum for the Meeting?
To transact business at the Meeting, a quorum of shareholders must be present at the commencement of the Meeting, either in person or by proxy. Under Aspreva’s articles, the quorum for the transaction of business at the Meeting is two persons who are, or who represents by proxy, shareholders who, in the aggregate, hold at least 20% of our common shares. If within one-half hour from the time set for the Meeting a quorum is not present, the Meeting will stand adjourned to the same day in the next week at the same time and place. If at such adjourned meeting a quorum is not present within one-half hour from the time set, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting will constitute a quorum. Aspreva has received a waiver of Rule 4350(f) from NASDAQ which would otherwise require a quorum of holders of not less than 33 1/3% of our common shares.
What does it mean if I receive more than one set of proxy materials?
This means that you own common shares that are registered under different names. For example, you may own some shares directly as a registered shareholder and other shares as a beneficial shareholder through an intermediary, or you may own shares through more than one such organization. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to complete and return all paper proxies, or vote by proxy over the Internet, and complete and return all voting instruction forms in order to vote all of the shares you own. Each paper proxy you receive will come with its own return envelope. If you vote by mail, please make sure you return each paper proxy in the return envelope that accompanies that proxy.
Can I revoke my proxy?
Yes, if you are a registered shareholder and have voted by paper or Internet proxy, you may revoke your proxy by delivering a duly executed proxy by paper, Internet or telephone with a later date or a form of revocation of proxy. Whether you are voting by paper or Internet proxy, your proxy must be received by our registrar and transfer agent, Computershare Investor Services Inc., Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile: within North America at (866) 249-7775 or outside North America at (416) 263-9524, no later than May 28, 2007 at 4:30 p.m. (Eastern Daylight Time) or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. (Eastern Daylight Time) on the second-last business day prior to the date on which the Meeting is adjourned or postponed. Proxies received by Computershare after this time will not be accepted.

Alternatively, you may revoke your proxy and vote in person, by delivering a form of revocation of proxy to the Chairman of the Meeting at the Meeting or any adjournments or postponements thereof before the taking of a vote in respect of which the proxy is to be used. You may also revoke your proxy in any other manner permitted by law.
If you are a non-objecting beneficial owner, you should contact Computershare in order to obtain instructions regarding the procedures for revoking any voting instructions that you previously provided to Computershare. Similarly, if you are an objecting beneficial owner, you should contact the intermediary that holds your common shares in order to obtain instructions regarding the procedures for the revoking any voting instructions that you previously provided to your intermediary.
Who pays the cost of the proxy solicitation?
We will pay the cost of soliciting these proxies, including the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, banks, dealers or other similar organizations that hold our common shares for our beneficial shareholders. We will reimburse these brokerage firms, banks, dealers or other similar organizations for their reasonable out of pocket expenses in forwarding proxy materials to our beneficial shareholders. In addition, proxies may be solicited by certain of our directors, executive officers and employees personally or by telephone, mail, facsimile or e-mail. No additional compensation will be paid to our directors, officers or other employees for soliciting proxies. We may, if determined advisable, retain at our cost an agency to solicit proxies for us in Canada and in the United States.
Which proxy solicitation requirements does Aspreva comply with?
We comply with the proxy solicitation requirements under Canadian provincial securities laws. As a “foreign private issuer”, we are exempt from the United States Securities and Exchange Commission, or SEC, rules regarding proxy solicitations (and certain related matters) and therefore are not subject to the procedural requirements of Rule l4a-5(e) of the Securities and Exchange Act of 1934.
How can I make a shareholder proposal for Aspreva’s 2008 Annual General Meeting?
If you want to propose a matter for consideration at our 2008 Annual General Meeting, then that proposal must be received at our registered office at 25th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 by February 29, 2008. For a proposal to be valid, it must, subject to the Business Corporations Act (British Columbia), be in writing, accompanied by the requisite declarations and signed by the submitter and qualified shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate: (a) constitute at least 1% of our issued common shares that have the right to vote at general meetings; or (b) have a fair market value in excess of C$2,000. For the submitter or a qualified shareholder to be eligible to sign the proposal, that shareholder must have been the registered or beneficial owner of our common shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed.
What if I have any questions regarding the Meeting?
If you have any questions regarding the Meeting, please contact our registrar and transfer agent, Computershare Investor Services Inc.:

•	by phone:	(800) 564-6253 (toll-free within North America) (514) 982-7555 (outside North America)

•	by e-mail:	service@computershare.com

•	by mail:	Computershare Investor Services Inc. 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1

How can I find out the results of the voting at the Meeting?
Preliminary voting results will be announced at the Meeting. Final voting results will be filed with the Canadian provincial securities regulatory authorities on SEDAR at www.sedar.com, and will also be published in our Quarterly Report on Form 10-Q for the second quarter of 2007, and filed with the SEC on EDGAR at www.sec.gov/edgar.shtml and filed with the Canadian provincial securities regulatory authorities on SEDAR as noted above.
CURRENCY
In this Proxy Statement, unless otherwise specified, all monetary amounts are in United States dollars. To the extent that such monetary amounts are derived from our consolidated financial statements filed with the SEC on EDGAR at www.sec.gov/edgar.shtml, and filed with the Canadian provincial securities regulatory authorities on SEDAR at www.sedar.com, they have been translated into United States dollars in accordance with our accounting policies as described therein. All other monetary amounts have been translated into United States dollars at the April 10, 2007 noon buying rate published by the Federal Reserve Bank of New York, being US$1.00 = C$1.1479. The noon buying rate published by the Federal Reserve Bank of New York as at December 31, 2006 was US$1.00 = C$1.1652, as at December 31, 2005 was US$1.00 = C$1.1656 and as at December 31, 2004 was US$1.00 = C$1.2034. The annual average noon buying rate published by the Federal Reserve Bank of New York for 2006 was US$1.00 = C$1.1340, for 2005, US$1.00 = C$1.2115, and for 2004, US$1.00 = C$1.3273.
PROPOSAL 1 — ELECTION OF DIRECTORS
DIRECTOR NOMINEES FOR ELECTION
Our Board of Directors currently consists of nine individuals. All current directors intend to stand for re-election to our Board of Directors. Our Board of Directors has put forward the names of the current directors as nominees as outlined below.
Our directors are elected at each annual general meeting of our shareholders and serve until their successors are elected or appointed, unless they resign or are removed earlier. As provided in our articles, our Board of Directors has set the number of directors at nine. Proxies cannot be voted for a greater number of nominees for election to our Board of Directors than the number of directors currently set by the Board of Directors.
We are not aware that any of our nominees will be unable or unwilling to serve as a director of Aspreva, however, should we become aware of such an occurrence before the election of directors takes place at the Meeting, if the persons named in the accompanying paper proxy are appointed as proxyholder, it is intended that the discretionary power granted under such proxy will be used to vote for any substitute nominee or nominees whom our Board of Directors in its discretion, may select.
Directors are elected by a plurality of votes cast by proxy or in person at the Meeting, which means that those nominees for election to our Board of Directors who receive the largest number of favourable votes will be elected as our directors, up to the maximum number of nine directors set by our directors. Shareholders are not entitled to cumulate votes for the election of directors. Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote will have been cast in favour of any nominee.
The persons named in the accompanying proxy intend to vote the common shares represented by proxies for which either of them is appointed proxyholder “FOR” each named nominee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE
INFORMATION ON NOMINEES FOR DIRECTORS
The following provides the names and ages of the nominees recommended by our Board of Directors for election to our board, the year in which each first became a director and their principal occupations or employment during at least the past five years. This information has been provided to us as of March 31, 2007 by the respective nominees.

Name of Nominee and
Municipality of Residence	Age	Current Position	Director Since
Richard M. Glickman	48	Chairman and Chief Executive Officer	January 2002
Sidney, British Columbia

Noel F. Hall	45	President and Director	January 2002
Victoria, British Columbia

Kirk K. Calhoun, C.P.A.(1)	62	Director	September 2004
Santa Monica, California

Ronald M. Hunt(2),(3)	42	Director	March 2004
Westport, Connecticut

William L. Hunter, M.D., Msc.	44	Director	June 2006
Vancouver, British Columbia

Julia G. Levy, Ph.D.(1)	72	Director	December 2004
Vancouver, British Columbia

R. Hector MacKay-Dunn, Q.C.(3)	56	Director and Corporate Secretary	December 2004
Vancouver, British Columbia

George M. Milne, Ph.D.(2)(3)(4)	63	Director	September 2004
Boca Grande, Florida

Arnold L. Oronsky, Ph.D.(1) (2)	67	Director	March 2004
Los Altos Hills, California

Notes:

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Nominating and Corporate Governance Committee.

(4)	Lead Director.
Richard M. Glickman is a co-founder of Aspreva and has been our Chairman of the Board and Chief Executive Officer since January 2002. In 1990, Mr. Glickman co-founded Stressgen Biotechnologies Corporation, a biotechnology company, and served as its Chief Executive Officer until 2000. From 2000 to 2006, Mr. Glickman served as a director of Vigil Health Solutions Inc., a healthcare services company, and served as the Chairman of the Board from 2000 to 2005. Mr. Glickman currently serves as a director of Cardiome Pharma Corp. and Medgenesis Therapeutix Inc. Mr. Glickman holds a B.Sc. in Microbiology and Immunology from McGill University.
Noel F. Hall is a co-founder of Aspreva and has been our President and a member of our Board of Directors since January 2002. In 1995, Mr. Hall co-founded the life sciences practice of Hill and Knowlton, a consulting firm, and until 2002 served as head of global strategic planning for the firm’s worldwide pharmaceutical consulting practice.

From 1992 to 1995, Mr. Hall was Director of Corporate Affairs for the United Kingdom and Northern Europe for The Wellcome Foundation Ltd., now part of GlaxoSmithKline PLC, a pharmaceutical company. From 1985 to 1990, Mr. Hall worked in market development with Abbott Laboratories Ltd., a pharmaceutical company. From 1983 to 1985, Mr. Hall was a regional sales manager with Leo Laboratories Ltd., a pharmaceutical company. Mr. Hall holds an M.L.S.O. from Paddington Technical College, University of Westminster.
Kirk K. Calhoun, C.P.A. has been a member of our Board of Directors since September 2004. Mr. Calhoun joined Ernst & Young LLP, an independent registered public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. Mr. Calhoun is a Certified Public Accountant. Mr. Calhoun serves on the Board of Directors of Adams Respiratory Therapeutics, Inc., a specialty pharmaceutical company, Abraxis BioScience, Inc., a pharmaceutical company, and Replidyne, Inc., a biopharmaceutical company. Mr. Calhoun holds a B.S. in Accounting from the University of Southern California.
Ronald M. Hunt has been a member of our Board of Directors since March 2004. Since 2005, Mr. Hunt has been a Managing Director of New Leaf Venture Partners, L.L.C., a spin-off of the Sprout Group, a venture capital affiliate of Credit Suisse First Boston. New Leaf Venture Partners, L.L.C. was formed in 2005 and manages the healthcare portfolio of the Sprout Group. From 1998 to 2005, Mr. Hunt held various positions, including partner and director, with the Sprout Group. From 1996 to 1998, Mr. Hunt served as a strategy and operations consultant with The Healthcare Group, a consulting firm. From 1994 to 1996, Mr. Hunt served as a strategy and operations consultant with Coopers and Lybrand Consulting, a consulting firm. From 1992 to 1994, Mr. Hunt served in a marketing role with Johnson & Johnson, a pharmaceutical company. From 1986 to 1992, Mr. Hunt served in various marketing, strategic planning and sales positions with SmithKline Beecham, now GlaxoSmithKline PLC, a pharmaceutical company. Mr. Hunt holds a B.S. from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania.
William L. Hunter, MD, MSc. Dr. Hunter became a director of Aspreva on June 8, 2006. Dr. Hunter is a founder of Angiotech Pharmaceuticals Inc., and has been Chief Executive Officer and President since 1997 and has been a member of Angiotech’s scientific and management teams since its inception. He serves as a director of Angiotech, NeuroMed Technologies, Inc. and the Michael Smith Foundation for Health Research and served as a director of AnorMED Inc. prior to its acquisition by Genzyme Corp. in 2006. Dr. Hunter is also an advisory board member for the Biotechnology MBA Program at the University of Western Ontario’s Ivey School of Business and an active member of the Government of British Columbia Premier’s Technology Council. Dr. Hunter has been honored with many awards including, most recently, the 2005 BC Innovative Council’s Cecil Green Award for Science and Technology Entrepreneurship and the 2006 Canadian Venture Capital Association’s Entrepreneur of the Year. He received his Bachelor of Science Degree from McGill University, Montreal in 1985 and his Masters of Science and Doctor of Medicine Degree from the University of British Columbia in 1989 and 1992, respectively.
Julia G. Levy, Ph.D. has been a member of our Board of Directors since December 2004. In 1981, Dr. Levy co-founded QLT Inc., a biopharmaceutical company, and has been a member of its Board of Directors since 1983. Since 2002, Dr. Levy has been Executive Chairman of the Scientific Advisory Board of QLT. From 1996 to 2002, Dr. Levy was the President and Chief Executive Officer of QLT. From 1986 to 1996, Dr. Levy held positions with QLT as a Vice President, Senior Vice President and Acting President and Chief Executive Officer. From 1973 to 1999, Dr. Levy was a Professor of Microbiology at the University of British Columbia. Dr. Levy is a Fellow of the Royal Society of Canada. Dr. Levy holds a B.A. from the University of British Columbia and a Ph.D. in Experimental Pathology from the University of London.
R. Hector MacKay-Dunn, Q.C. has been a member of our Board of Directors since December 2004, and prior to that was a member of our Board of Directors from June 2003 to September 2004. Mr. MacKay-Dunn has been our Corporate Secretary since September 2004. Mr. MacKay-Dunn is a senior partner with Farris, Vaughan, Wills & Murphy LLP, a Vancouver based law firm, and has been with the firm since 1978. Mr. MacKay-Dunn is the Chair of the British Columbia Innovation Council, a Provincial Crown Agency, a member of the University of British Columbia Industry Liaison (UILO) Advisory Council and a member of the University of British Columbia Faculty of Science Dean’s Advisory Council. Mr. MacKay-Dunn holds a B.A. and an LL.B. from the University of British Columbia and was appointed Queen’s Counsel by the British Columbia Cabinet in 2003.

George M. Milne, Ph.D. has been a member of our Board of Directors since September 2004. Since 2003, Dr. Milne has been a venture partner at Radius Ventures, a venture capital firm focused on the life science industry. From 2000 to 2003, Dr. Milne was Executive Vice President of Global Research and Development at Pfizer, Inc., a pharmaceutical company. While at Pfizer, Dr. Milne also held a number of senior management positions including President of Pfizer’s Central Research with global responsibility for Human and Veterinary Research and Development from 1993 to 2000. Dr. Milne is a member of the Board of Directors of Charles River Laboratories, Inc., a drug development service company, MedImmune, Inc., a biopharmaceutical company, and Mettler Toledo International, Inc., a precision instruments company. Dr. Milne holds a B.S. in Chemistry from Yale University and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology.
Arnold L. Oronsky, Ph.D. has been a member of our Board of Directors since March 2004. Dr. Oronsky is a general partner at InterWest Partners, a venture capital firm focusing on investments in life sciences and information technology. From 1989 to 1994, Dr. Oronsky was a special limited partner at InterWest. Dr. Oronsky is a senior lecturer in the Department of Medicine at Johns Hopkins Medical School. From 1980 to 1993, Dr. Oronsky was the Vice President for Discovery Research at the Lederle Laboratories division of American Cyanamid Company, a pharmaceutical company. From 1970 to 1972, Dr. Oronsky was assistant professor at Harvard Medical School, where he also served as a research fellow from 1968 to 1970. From 1973 to 1976, Dr. Oronsky was the head of the Inflammation, Allergy, and Immunology Research program for Ciba-Geigy Pharmaceutical Company. Dr. Oronsky was a director of BioTransplant Incorporated, a biopharmaceutical company, which filed for bankruptcy in February 2003 and was ordered into bankruptcy in April 2004. Dr. Oronsky is a director of the following biopharmaceutical companies: Anesiva Inc., Dynavax Technologies Corporation and Metabasis Therapeutics, Inc. Dr. Oronsky holds a Ph.D. in Immunology from Columbia University and a Ph.D. from Columbia University’s College of Physicians & Surgeons.
There are no family relationships between any of our executive officers and/or directors.
For more information regarding our Board of Directors and committees of our Board of Directors, as applicable, please see “Security Ownership of Certain Beneficial Owners and Management” and “Statement on Corporate Governance” below.
PROPOSAL 2 — APPOINTMENT OF AUDITOR AND INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The firm of Ernst & Young LLP has served as our auditor and independent registered public accounting firm since 2002. Upon the unanimous recommendation of our Audit Committee, our Board of Directors proposes that Ernst & Young LLP be appointed as our auditor and independent registered public accounting firm to hold office until our next annual general meeting.

The aggregate fees billed for professional services rendered to us by Ernst & Young LLP in 2005 and 2006 are as follows:

		Fees ($)
Type of Service	Description of Services	2006	2005
Audit Fees	Audit; Annual Report on Form 10-K; Quarterly	$747,000	$380,000
	Reports on Form 10-Q; Assessment of internal
	controls under Sarbanes-Oxley Act Regulation 404; other
	regulatory filings

Audit-Related Fees	Revenue Model Assessment	—	15,000

Total Audit and Audit-Related Fees		$747,000	$395,000

Tax Fees	Compliance, Transfer Pricing	$160,000	$195,000

All Other Fees		—	—

Total Fees		$907,000	$590,000

Our Audit Committee considered and concluded that the provision by Ernst & Young LLP of such audit and tax related services, and other services as were provided to us in 2005 and 2006, is compatible with maintaining the independence of Ernst & Young LLP.
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP, or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide each service.
Because our initial public offering was completed on March 4, 2005, our Audit Committee was not required to, and did not pre-approve, all of the fees described above that were rendered prior to our initial public offering.
Aspreva has been advised that a representative of Ernst & Young LLP will attend the Meeting and will have the opportunity to make a statement and respond to questions from shareholders.
A simple majority of the votes cast by proxy or in person at the Meeting is required to approve the proposed appointment of Ernst & Young LLP.
The persons named in the accompanying proxy intend to vote the common shares represented by proxies for which either of them is appointed proxyholder “FOR” the appointment of Ernst & Young LLP as our auditor and independent registered public accounting firm to hold office until our next annual general meeting, at remuneration to be fixed by the Audit Committee of our Board of Directors. If the resolution is not adopted, the Business Corporations Act (British Columbia) provides that our current auditor and independent registered public accounting firm, Ernst & Young LLP, will continue to act for us until such time as our shareholders approve an alternative auditor and independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPOINTING ERNST & YOUNG LLP

PROPOSAL 3 — AMENDMENT TO THE ASPREVA 2002 INCENTIVE STOCK OPTION PLAN TO
INCREASE THE COMMON SHARES IN RESPECT OF WHICH AWARDS MAY BE GRANTED
THEREUNDER
The Aspreva 2002 Incentive Stock Option Plan, or the Plan, was adopted by our Board of Directors in January 2002, and approved by our shareholders in February 2005. In May 2006, our shareholders approved an increase to the shares issuable pursuant to the Plan from 3,531,000 to 4,031,000. As Aspreva continues to mature and compete in a global challenge to attract, retain and motivate personnel, the board proposes a further increase and seeks approval at the Meeting of an amendment to the Plan to the increase by 1,250,000 common shares in respect of which awards may be granted thereunder. The intention is to use a significant proportion to support on-going recruitment of new, senior talent.
Based upon our 35,173,548 common shares outstanding as of April 10, 2007, the original pool of 4,031,000 common shares in respect of which stock options may be granted under the Plan has been reduced by 931,990 due to exercising of options. The balance of 3,099,010 represents the remaining unallocated and outstanding common shares, which in turn represents 8.8% of our outstanding common shares as of April 10, 2007.
As of April 10, 2007 we have granted under the Plan 4,164,031 stock options, of which 578,757 stock options have been terminated or forfeited and are again available for grant under the Plan. As of April 10, 2007 the balance of granted options is 3,585,274, resulting in Aspreva having 445,726 outstanding stock options, representing 1.27% of our outstanding common shares available to grant under the Plan. We have 2,653,284 stock options that have been granted and are unexercised, representing 7.5% of our outstanding common shares as of April 10, 2007.
If the proposed amendment to the Plan is approved by our shareholders at the Meeting, the balance of stock options granted and unexercised plus those unallocated and now available for grant as awards will become 4,349,010 common shares and will represent 12.4% of our outstanding common share base, based on outstanding common shares as of April 10, 2007. The total number of shares allocated to the plan since its inception will be 5,281,000 or 15.0% of our outstanding common shares as of April 10, 2007.
The objectives of our compensation policies and programs are to motivate and reward our directors, officers, employees and consultants upon the achievement of significant corporate and functional results, to recruit and retain employees of a high caliber by offering compensation that is competitive with that offered for comparable positions in other pharmaceutical companies, and to align employee interests with our intermediate and long-term objectives and the long-term interests of our shareholders. The Plan is an integral part of achieving these objectives as it provides our directors, officers, employees and consultants with the opportunity to participate in our growth and development. In order to meet the objectives of our compensation programs aimed at maintaining our ability to recruit and retain high caliber directors, officers, employees and consultants as we grow, we are proposing to amend the Plan to increase from 4,031,000 to 5,281,000 common shares, representing 11.4% and 15.0% respectively of our outstanding common shares as of April 10, 2007, in respect of which awards may be granted thereunder.
A simple majority of the votes cast at the Meeting is required to approve the proposed amendment to the Plan. In order to approve the proposed amendment to the Plan, our shareholders will be asked to pass an ordinary resolution in substantially the form set forth in Exhibit A attached to this Proxy Statement.
The persons named in the accompanying proxy intend to vote the common shares represented by proxies for which either of them is appointed proxyholder “FOR” the amendment of the Plan to increase from 4,031,000 to 5,281,000 common shares in respect of which awards may be granted thereunder.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
AMENDING THE ASPREVA 2002 INCENTIVE STOCK OPTION PLAN TO INCREASE FROM 4,031,000 TO
5,281,000 COMMON SHARES IN RESPECT OF WHICH AWARDS MAY BE GRANTED THEREUNDER

PROPOSAL 4 – PROPOSED AMENDMENTS TO THE 2002 ASPREVA INCENTIVE STOCK OPTION
PLAN
We are also proposing a number of amendments to the Plan in order to comply with recent Toronto Stock Exchange policies and to provide us with more flexibility in granting certain equity incentive awards. The following is a discussion of our proposed amendments to the Plan.
Amending Provisions
In accordance with recent Toronto Stock Exchange policies, we propose that the Plan be amended to allow the Compensation Committee of the Board of Directors to amend the Plan or any award agreement under the Plan at any time provided that shareholder approval has been obtained by ordinary resolution. Notwithstanding the foregoing, shareholder approval would not be required for amendments of a clerical nature, amendments to reflect any regulatory authority requirements, amendments to vesting provisions, amendments to the term of options or tandem stock appreciation rights held by non-insiders, amendments to the option exercise price of options held by non-insiders, and any amendments which provide a cashless exercise feature to an award that provides for the full deduction of the number of underlying common shares from the total number of common shares subject to the Plan.
Limits on Grants to Insiders
In accordance with recent Toronto Stock Exchange policies and emerging practice, we propose that the Plan be amended to limit the number of shares issuable at any time to insiders of Aspreva pursuant to the Plan, or when combined with other security based share compensation arrangement, to a maximum of 10% of the total number of outstanding common shares (on a non-diluted basis). The common shares issued pursuant to an entitlement granted prior to the grantee becoming an insider will be excluded in determining the number of common shares issuable to insiders. Additionally, under the terms of the Plan, the number of common shares reserved for issuance to any one person shall not, in the aggregate, exceed 5% of the total number of outstanding common shares (on a non-diluted basis).
Ability to issue Tandem Stock Appreciation Rights, Restricted Stock Units and Deferred Share Units
The Plan currently authorizes only one type of award, stock options, thus limiting flexibility to provide for other types of awards. We propose that the Plan be amended to provide for the issuance of tandem stock appreciation rights, restricted stock units and deferred stock units together with options, Awards.
Tandem Stock Appreciation Rights — Tandem Stock Appreciation Rights, or Tandem SARs, provide option holders with a right to surrender vested options for termination in return for common shares (or the cash equivalent) equal to the net proceeds that the option holder would otherwise have received had the options been exercised and the underlying common shares immediately sold. Settlement may be made, in the sole discretion of the Compensation Committee, in common shares or cash, or any combination thereof.
For example, if awarded Tandem SARs, an employee that held 100 vested options having an exercise price of $20.00 at a time when the market price of the common shares is $25.00 could either elect to (a) pay Aspreva $2000 to exercise the options, receiving 100 common shares and immediately selling these share for gross proceeds of $2500, thereby realising a profit of $500; or (b) exercise the corresponding Tandem SARs and receive 20 common shares with a market value of $500 (or the cash equivalent). In each circumstance, the employee would receive the value of $500. However, by allowing the employee to exercise Tandem SARs, only 20 common shares are issued from treasury rather than the 100 that would be issued upon exercise of the option.
The Compensation Committee will be authorized to award Tandem SARs in connection with both options granted pursuant to the Plan and options to be granted in the future.

Restricted Stock Units – Restricted Stock Units, or RSUs, entitle the holder to receive common shares (or the cash equivalent) at a future date. RSUs are granted with vesting conditions (typically based on continued service or achievement of personal or corporate objectives) and settle upon vesting by delivery of common shares (or the cash equivalent). The value of the RSU increases or decreases as the price of the common shares increases or decreases, thereby promoting alignment of the interests of the RSU holders with shareholders. Settlement may be made, in the sole discretion of the Compensation Committee, in common shares or cash, or any combination thereof. Vesting of RSUs is determined by the Compensation Committee in its sole discretion and specified in the award agreement pursuant to which the RSU is granted.
Deferred Stock Units – Deferred Stock Units, or DSUs, represent a future right to receive common shares (or the cash equivalent) at the time of the holder’s retirement, death, or the holder otherwise ceasing to provide services to Aspreva, allowing Aspreva to pay compensation to holders of DSUs on a deferred basis. Each DSU awarded by Aspreva is initially equal to the fair market value of a common shares at the time the DSU is awarded. The value of the DSU increases or decreases as the price of the common shares increases or decreases, thereby promoting alignment of the interests of the DSU holders with shareholders. Settlement may be made, in the sole discretion of the Compensation Committee, in common shares or cash, or any combination thereof. Vesting of DSUs is determined by the Compensation Committee in its sole discretion and specified in the award agreement pursuant to which the DSU is granted.
Adjustment of exercise/settlement during blackout periods
Further to our Policy Regarding Share Trading by Officers, Directors and Employees, our officers, directors and employees may be prohibited from trading in our securities for an interval of time, or the Blackout Period. As Blackout Periods are of varying length and may occur at unpredictable times, Awards may expire or settle during a Blackout Period. As a result, we propose that the Plan be amended to provide that: (i) where the expiry date of an option or Tandem SAR occurs during or within ten non blackout trading days following the end of a Blackout Period, the expiry date for such option or Tandem SAR shall be the date which is ten non blackout trading days following the end of such Blackout Period; and (ii) where the date for the settlement of Restricted Stock Units or the payment of a settlement amount in the case of a DSU occurs during a Blackout Period, Aspreva shall make such settlement or pay such settlement amount to the holder of such an Award within ten non blackout trading days following the end of such Blackout Period.
Computation of Available Shares
For the purposes of computing the number of Common Shares available for grant under the Plan, we propose that the Plan be amended to provide that Common Shares subject to any Award (or portion thereof) that have expired or are forfeited, surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such Common Shares, or are settled in cash in lieu of settlement in Common Shares, shall again be available for grant under the Plan. Notwithstanding the foregoing, any Common Shares subject to an Award that are withheld or otherwise not issued in order to satisfy the Participant’s withholding obligations, or in payment of any option exercise price, shall reduce the number of Common Shares available for grant.
Exercise Price of Options
The Plan currently provides that the exercise price for options granted is the fair market value of such shares at the time of grant as determined by the Compensation Committee, provided that such price may not be less than the lowest price permitted under the applicable rules and regulations of all regulatory authorities to which we are subject, including stock exchanges. We propose that the Plan be amended to provide that the exercise price for each option to be determined by the Compensation Committee, but in no event may be lower than:
(i)	where the Common Shares are listed on a stock exchange or other organized market, the closing price of the Common Shares on such stock exchange or other organized market as determined by the Compensation Committee for the trading session ending immediately prior to the time of grant; or

(ii)	where the Common Shares are not publicly traded, the value which is determined by the Compensation Committee to be the fair value of the Common Shares at the time of grant, taking into consideration all factors that the Compensation Committee deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length.
Settlement of Awards
Subject to the terms and limitations of the Plan, we propose that the Plan be amended to allow payments or transfers to be made upon the exercise or settlement of an Award be made in such form or forms as the Compensation Committee may determine (including, without limitation, cash or Common Shares), and payment or transfers made in whole or in part in Common Shares may, in the discretion of the Compensation Committee, be issued from treasury or purchased in the open market.
Other than the changes described above, the terms of the Plan remain substantially the same. See “Equity Compensation Plans – Aspreva 2002 Incentive Stock Option Plan” below for more details.
The proposed amendments to the Plan were approved by the Board of Directors subject to the approval of the shareholders and the Toronto Stock Exchange. A simple majority of the votes cast at the Meeting is required to approve the proposed amendments to the Plan. In order to approve the proposed amendments to the Plan, our shareholders will be asked to pass an ordinary resolution in substantially the same form set forth in Exhibit B attached to this Proxy Statement.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” AMENDING THE ASPREVA 2002
INCENTIVE STOCK OPTION PLAN
EQUITY COMPENSATION PLANS
The following provides detailed information regarding the Plan and the 2002 Aspreva Incentive Stock Purchase Plan Trust.
Aspreva 2002 Incentive Stock Option Plan
Share Reserve. The number of common shares in respect of which Awards may be granted under the Plan may be increased, decreased or fixed by our Board of Directors, as permitted under the applicable rules and regulations of our regulatory authorities to which we are subject.
Administration. The Compensation Committee administers the Plan. The Compensation Committee has the complete discretion to make all decisions relating to the Plan.
Eligibility. The directors, officers, employees and consultants of Aspreva or our affiliated companies, or other persons as the Compensation Committee may approve, are eligible to participate in the Plan.
Grant, Exercise, Vesting, Settlement Awards. Subject to the terms of the Plan, the Compensation Committee may grant to any eligible person one or more Awards as it deems appropriate. The Compensation Committee may also impose such limitations or conditions on the exercise, vesting, or settlement of any Awards as it deems appropriate.
Payment of Exercise Price of Options. Participants in the Plan may pay the exercise price by cash, bank draft or certified cheque, or by such other consideration as the Compensation Committee may permit.
Term of Options. Subject to the Blackout Period provisions described above, an option will expire on the date determined by the Compensation Committee and specified in the option agreement pursuant to which such option is granted, which date shall not be later than the tenth anniversary of the date of grant, or such earlier date as may be required by applicable law, rules or regulations, including those of any exchange or market on which the common shares are listed or traded. If an optionee’s status as a director, officer, employee or consultant terminates for any reason other than death or termination for cause, the option will expire on the date determined by the Compensation Committee and specified in the option agreement, which date will not be later than three months after the termination of such status. If the optionee’s status as a director, officer, employee or consultant is terminated for cause, the option shall terminate immediately. In the event that the optionee dies before otherwise ceasing to be a director, officer, employee or consultant, or before the expiration of the option following such a termination, the option will expire one year after the date of death, or on such other date determined by the Compensation Committee and specified in the option agreement. Notwithstanding the foregoing, except as expressly permitted by the Compensation Committee, all stock options will cease to vest as at the date upon which the optionee ceases to be eligible to participate in the Plan.
U.S. Qualified Incentive Stock Options. Options intended to qualify as an “incentive stock option”, as that term is defined in Section 422 of the Internal Revenue Code, may be granted under the Plan. To the extent required by the Internal Revenue Code, these options are subject to additional terms and conditions as set out in the Plan.
Change in Control. In the event of a merger or acquisition transaction that results in a change of control of Aspreva, the Compensation Committee may, at its option, take any of the following actions: (a) determine the manner in which all unexercised or unsettled Awards granted under the Plan will be treated, including the acceleration of such options; (b) offer any participant under the Plan the opportunity to obtain a new or replacement award, if applicable; or (c) commute for or into any other security or any other property or cash, any award that is still capable of being exercised or settled.
Transferability. Awards granted under the Plan are not transferable or assignable and may be exercised only by the grantee, subject to exceptions in the event of the death or disability of the grantee.
Termination. The Plan will terminate on January 22, 2012.
Securities Authorized For Issuance Under Equity Compensation Plans
     The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2006:

Number of
securities remaining
available for future
	Number of	Weighted-	issuance under
	securities issuable	average exercise	equity compensation
	upon exercise of	price of	plans (excluding
	outstanding	outstanding	securities reflected
	options	options	in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders (1)	2,011,371	$15.61	1,101,569

Equity compensation plans not approved by securityholders (2)	—	—	—

Total	2,011,371	$15.61	1,101,569

Notes:

(1)	Includes only the 2002 Aspreva Incentive Stock Option Plan.

(2)	No shares are currently available for issuance under the 2002 Aspreva Incentive Stock Purchase Plan Trust. To the extent that shares are returned, we may reissue such shares.

2002 Aspreva Incentive Stock Purchase Plan Trust
Our 2002 Aspreva Incentive Stock Purchase Plan Trust, or the Trust, was created pursuant to an agreement, as amended and restated as of January 28, 2002, between us and Richard M. Glickman, our Chairman and Chief Executive Officer. The Trust has not been approved by our shareholders. The Trust was established for the benefit of our directors, officers, employees and consultants and those of our affiliated corporations for the purpose of distributing common shares held by the Trust to such persons. Mr. Glickman has been appointed trustee of the Trust. The agreement sets forth the terms and conditions under which the trustee will hold, manage, invest, reinvest, administer and distribute the assets of the Trust. In 2002, the Trust subscribed for 1,284,000 of our common shares, for total proceeds of $62.00. The trustee may, at any time and from time to time pay, transfer or distribute any capital or income of the Trust to or for the benefit of any one or more of the participants in such proportions and manner and as the trustee in his sole and unfettered discretion may determine, including without limitation in accordance with a request or direction delivered to the trustee from Aspreva from time to time. As of April 10, 2007, the trustee had distributed all 1,284,000 common shares to various participants.
In the event that the trustee resigns or is removed or a vacancy in the trusteeship arises for any reason, the trustee shall assign all assets of the Trust to its successor who shall be appointed by Aspreva. The trustee may elect to wind-up the Trust at any time, provided that the trustee shall wind-up the Trust no later than January 2082. The agreement may be amended or terminated at any time by an instrument in writing executed by us and the trustee, provided that no amendments shall authorize or permit any part of the Trust to be used for or diverted to purposes other than those provided for under the terms of the agreement. Upon such termination, the trustee will wind-up the Trust.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common shares as of March 31, 2007 by:
•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table below;

•	all of our directors and current executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares.
Unless otherwise indicated, to our knowledge, each shareholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person’s spouse.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them.
The table below lists the applicable percentage ownership based on 35,172,657 common shares outstanding as of March 31, 2007. Options to purchase our common shares that are exercisable within 60 days of March 31, 2007, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership
	Number of
Name and Address of Beneficial Owner	Common Shares	Percent of Total
5% Shareholders

Hbm Bioventures (Cayman) Ltd.(1)	3,199,154	9.1%
c/o HBM Bioventures Ltd. Grabenstrasse 25 CH-6340 Baar, Switzerland

Entities And Persons Affiliated With The Sprout Group(2)	2,937,049	8.4
11 Madison, Ave. 26th Floor New York, New York 10010

Entities Affiliated with InterWest Partners(3)	2,000,000	5.7
2710 Sand Hill Road, Second Floor Menlo Park, California 94025

Executive Officers and Directors

Richard M. Glickman (4)	1,250,936	3.6
Noel F. Hall (5)	1,214,838	3.5

Bruce G. Cousins, C.A. (6)	48,003	*

Richard Jones, D.M. (Oxon), MRCP (UK)	—	*

Charles F. Goulburn (7)	26,096	*

Kirk K. Calhoun, C.P.A. (7)	54,353	*

Ronald M. Hunt (8)	2,958,715	8.4

William L. Hunter, M.D., Msc. (7)	12,500	*

Julia G. Levy, Ph.D. (7)	31,883	*

R. Hector MacKay-Dunn, Q.C. (7)	24,166	*

George M. Milne, Ph.D. (9)	61,353	*

Arnold L. Oronsky, Ph.D. (10)	2,023,086	5.8

All Current executive officers and directors as a group (12 persons)	7,705,929	21.9

Notes:

*	Represents beneficial ownership of less than one percent of our common shares.

(1)	Includes 535,228 shares held by HBM BioVentures (Barbados) Ltd. HBM BioVentures (Cayman) Ltd. is the indirect beneficial shareholder of HBM BioVentures (Barbados) Ltd.

(2)	Represents 2,880,215 shares held by Sprout Capital IX, L.P., 14,976 shares held by Sprout Entrepreneurs Funds, L.P., and 41,858 shares held by James Neidel. Mr. Neidel is a managing director of New Leaf Venture Partners, L.L.C., or New Leaf. New Leaf has entered into an agreement with an affiliate of Credit Suisse First Boston whereby New Leaf provides investment advisory services to the Sprout Group, a venture capital affiliate of Credit Suisse First Boston. The Sprout Group includes Sprout Capital IX, L.P. and Sprout Entrepreneurs Fund, L.P. collectively, the Sprout Funds. Mr. Neidel is a limited partner of a general partner of Sprout Capital

IX, L.P. The Sprout Funds disclaim beneficial ownership of the shares beneficially owned by Mr. Neidel and Ronald M. Hunt, as described in footnote 8.

(3)	Represents 1,336,025 shares held by InterWest Partners VII, L.P., 578,780 shares held by InterWest Partners VIII, L.P., 64,048 shares held by InterWest Investors VII, L.P., 16,537 shares held by InterWest Investors Q VIII, L.P. and 4,610 shares held by InterWest Investors VIII, L.P., collectively, the InterWest Funds. The InterWest Funds disclaim beneficial ownership of the shares beneficially owned by Arnold L. Oronsky, as described in footnote 10.

(4)	Represents 123,050 shares held by Richard M. Glickman, 73,831 shares held by the Glickman Family Trust, of which Terra Louise Carlson, the sister-in-law of Mr. Glickman, is the trustee, 1,018,292 shares held by Glickman Properties Ltd., a British Columbia company, and 35,763 shares issuable upon exercise of stock options within 60 days of March 31, 2007. Mr. Glickman is the sole shareholder of Glickman Properties Ltd.

(5)	Represents 7,419 held by Noel F. Hall, 7,419 held by Sandra MacPherson, 600,000 held by the Noel Francis Hall Spousal Trust, 600,000 held by the Sandra MacPherson Spousal Trust, and 28,645 shares issuable upon exercise of stock options within 60 days of March 31, 2007.

(6)	Represents 43,723 shares issuable upon exercise of stock options within 60 days of March 31, 2007 and 4,280 shares held by Mr. Cousins’ spouse, Carolyn Cousins.

(7)	Represents shares issuable upon exercise of stock options within 60 days of March 31, 2007.

(8)	Includes the shares listed in footnote 2. Also includes 21,666 shares issuable upon exercise of stock options within 60 days of March 31, 2007. Ronald M. Hunt is a managing director of New Leaf and a limited partner of a general partner of Sprout Capital IX, L.P. Mr. Hunt has shared voting and investment powers over the shares beneficially owned by the Sprout Funds. Mr. Hunt disclaims beneficial ownership of the shares beneficially owned by the Sprout Funds and James Neidel, except to the extent of his pecuniary interest therein.

(9)	Includes 7,000 shares held by George M. Milne and 54,353 shares issuable upon exercise of stock options within 60 days of March 31, 2007.

(10)	Includes the shares described in footnote 3. Also includes 1,420 shares held by Arnold L. Oronsky and 21,666 shares issuable upon exercise of stock options within 60 days of March 31, 2007. Arnold L. Oronsky is a managing director of InterWest Management Partners VII, L.L.C., the general partner of InterWest Partners VII, L.P. and InterWest Investors VII, L.P. Dr. Oronsky is also a managing director of InterWest Management Partners VIII, L.L.C., the general partner of InterWest Investors VIII, L.P., InterWest Investors Q VIII, L.P. and InterWest Partners VIII, L.P. Dr. Oronsky has shared voting and investment powers over the shares beneficially owned by the InterWest Funds. Dr. Oronsky disclaims beneficial ownership of the shares beneficially owned by the InterWest Funds, except to the extent of his pecuniary interest therein.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires a registrant’s directors and executive officers, and persons who own more than 10% of a registered class of a registrants’ securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the registrant. As we are a “foreign private issuer” pursuant to Rule 3a12-3 of the Securities Exchange Act of 1934, Aspreva and the persons referred to above are exempt from the reporting and liability provisions of Section 16(a). However, under Canadian provincial securities laws, the persons referred to above are required to file reports in electronic format through the System for Electronic Disclosure by Insiders, or SEDI, disclosing changes in beneficial ownership of, or control or direction over, our common shares and other securities. Our shareholders can access such reports at www.sedi.ca.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
The Compensation Committee of our Board of Directors is responsible for establishing the policies and programs that govern all of the compensation of our executive officers. The Compensation Committee is comprised of independent Directors, who are appointed by the Board. The Compensation Committee Charter, approved by the Board, clearly states the duties and responsibilities of the Compensation Committee. The Board evaluates and must approve all recommendations of the Compensation Committee relating to the compensation of our executive officers, in order for those recommendations to be implemented.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on its review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement due to its content accurately reflecting the philosophy of our compensation program and the compensation program in total as designed by the Compensation Committee.
Compensation Committee of the Board of Directors
Ronald M. Hunt
George M. Milne
Arnold L. Oronsky

(1)	The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Aspreva filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2006, Mr. Hunt , Dr. Milne and Dr. Oronsky served on our Compensation Committee. None of our executive officers serve as members of the Compensation Committee or Board of Directors of any entity that has an executive officer serving as a member of our Compensation Committee or Board of Directors. See “Statement on Corporate Governance Committees of our Board of Directors – Compensation Committee” for additional information on our Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of our Board of Directors, composed entirely of independent directors, administers our executive compensation program. The Compensation Committee oversees our compensation and benefit plans and policies, administers our stock plans and reviews and recommends to the Board of Directors all compensation decisions relating to our executive officers. Our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers who earn at least $100,000 of total compensation in a particular year are referred to in this Proxy Statement as our named executive officers.
Compensation Philosophy
Aspreva’s general compensation philosophy with respect to executive officers is to provide compensation that:
•	attracts and retains high caliber executive officers by offering competitive base salaries and benefits programs;

•	motivates executive officers to meet high performance standards through annual and long term incentive programs; and

•	aligns the interests of our executive officers with our intermediate and long-term objectives, and the long-term interests of our shareholders, through stock option grants.
Setting Executive Compensation
The Compensation Committee oversees a compensation arrangement for our executive officers designed to support our business strategy and to attract and retain the key talent necessary to achieve our business objectives. The Compensation Committee reviews the linkage between corporate and individual performance and recommends salary adjustments, annual cash bonuses and stock option grants pursuant to the Aspreva 2002 Incentive Stock Option Plan.
The Compensation Committee endeavours to position executive compensation between the 60th and the 75th percentile of the range of compensation levels for comparable specialty pharmaceutical, biopharmaceutical and biotechnology companies; subject in all cases to the performance of each individual executive officer. The Compensation Committee also utilizes data from independent external compensation surveys which are used to provide comparative benchmark compensation data. Such comparative companies have historically been other North American companies at a similar stage of development.
During 2006, management used the Radford Biotechnology — Executive Survey, a widely-used independent published survey, to benchmark executive officer compensation. Management also engaged Towers Perrin, a compensation consultant, to research and assess our overall employee as well as executive compensation against their proprietary database of companies. Towers Perrin was engaged to provide consultative services on our compensation mix, long term incentive plans, dilution management and possible modifications to our benefit plans. The Compensation Committee did not separately engage any compensation consultant. This research and the continuing use of independent survey data will continue to guide the committee’s determination of appropriate compensation as Aspreva continues to evolve.
For 2006 and 2007, the Radford survey data was used to provide focused data on salary, bonus and option levels. The Radford data is drawn from a largely U.S.-based group of over 200 companies, operating in the biotechnology, pharmaceutical and specialty pharmaceutical sectors. The data is subdivided into groups based on number of employees. Management and the Compensation Committee determined the appropriate subgroup based on employee numbers and revenue. This subgroup contains over 50 companies, including companies such as Pharmion Corporation and QLT Inc. This peer group data will be reviewed annually to ensure it remains appropriate to the size, revenue, employee base, stage of evolution and complexity of Aspreva’s business model and performance. As Aspreva’s executive team is primarily based in Canada, the data from the Radford survey and Towers Perrin is used on a nominal basis to provide guidance towards compensation levels for such executives.

The compensation targets for each executive officer is the 60th to 75th percentile in salary and annual bonus, and the 60th percentile for stock option awards. Individual performance is considered when determining actual changes to salary, the proposed cash bonus and any stock option awarded. The Compensation Committee also receives documentary support on individual executive officer performance. The Chief Executive Officer conducts reviews of the executive team, evaluates the performance of executive officers on an annual basis and makes recommendations to the Compensation Committee with respect to annual salary adjustments, bonuses and stock option grants. The Compensation Committee collectively considers the performance of Aspreva, the individual performance of each executive officer, the current compensation of the executive officer and the relevant benchmark data to ensure appropriate market alignment. The Compensation Committee exercises its own discretion in determining salary adjustments and discretionary cash and equity-based awards for all executive officers. Mr. Glickman, our Chairman of the Board and Chief Executive Officer is recused from the meeting prior to any discussion or approval of his individual compensation.
The Compensation Committee considers each executive officer separately and its determinations reflect a number of considerations, including general participation in the leadership, operation and oversight of Aspreva as a whole; the work conducted to deliver on specific objectives (both personal and corporate) and the success of those objectives in addressing the overall goals set with the Board of Directors annually. Where an individual executive officer has taken on additional or changed responsibilities, these are reflected in their position descriptions and if significant, their title and relevant benchmark. The Compensation Committee has not considered actual share ownership in its compensation decisions as no executive officer beneficially owns greater than 5% of our common shares.
Elements of Annual Compensation
Executive officer compensation consists of three main components: base salary, annual cash bonuses and long-term incentive compensation in the form of stock options. The Compensation Committee does not have any formal policies or guidelines for allocating compensation between these components. The Compensation Committee has used market driven benchmark data to assist it in setting the balance and the weighting varies year to year. The actual balance is driven by the external benchmark data, which in turn reflects the changing nature of the market for the personnel we seek to attract and retain. For 2006, the relative emphasis of these three main components for the named executive officers was approximately 40% base salary, 10% annual cash incentive and 50% stock options, calculated using salary, bonus and stock option expensing values as shown in the Summary Compensation Table on a full year basis. Our goal is to provide a competitive compensation package that provides a balance between base salary, bonuses based on work towards and delivery of specified short term objectives and longer term incentives that support the on-going growth and evolution of Aspreva.
During 2006, the balance between salary, bonus and stock options changed slightly from 2005, in part due to new-hire stock option grants to new executive officers, which are larger than annual grants and bonuses for 2006 being smaller in scale than 2005 bonuses, due to the partial completion of some corporate goals and changing benchmark information. For 2006, the Compensation Committee determined that although a number of targeted corporate objectives were met, some were not fully achieved. As a result, cash bonuses were reduced. Other than this adjustment, comparative benchmarks and personal performance had the most significant impact on executive compensation in 2006.
Determinants of Executive Compensation
Base Salary
In determining the base salary for each of our executive officers the Compensation Committee considers the officer’s experience, position within Aspreva and performance in the past year. The Compensation Committee also reviewed independently published survey data from Radford and Towers Perrin of base salaries for executive officers with comparative companies. The Compensation Committee does not apply specific formulas to determine annual increases.
Most of our executive officers are paid in Canadian dollars and for the purposes hereof such amounts have been translated into United States dollars. Please see the section entitled “Currency”. The base salaries of each of our named executive officers for 2006 are presented in the “Summary Compensation Table” below. For 2006:

•	Mr. Glickman our Chief Executive Officer received a salary increase of 3.5% based on market and individual performance factors;

•	Mr. Hall our President received a salary increase of 2.2% based on market and individual performance factors;

•	Mr. Cousins our Executive Vice-President and Chief Finance Officer received a salary increase of 15% based on his appointment as Executive Vice President as well as market and individual performance factors;

•	Dr. Jones received a salary increase of 8.2% based on his change of role into the clinical and regulatory function, his promotion to Chief Scientific Officer as well as market and individual performance factors; and

•	Mr. Goulburn received a salary increase of 8.2% based on his promotion to Executive Vice President of Pharmaceutical Operations and market and individual performance factors.
In 2007, our named executive officers’ base salaries were increased from 2006 levels in the range of 2.2% to 15%, with a weighted average of 6.6%. The increase in base salaries in 2006 and 2007 reflected the continuing maturation of Aspreva with the focus remaining on the attraction of new personnel and retention of outstanding executive officers through evolving roles. We believe the adjusted base salaries are consistent with those provided by comparable specialty pharmaceutical, biopharmaceutical and biotechnology companies of similar size and stage of development and operations.
Annual Cash Bonus
2006
During 2006, the employment agreements with each of our executive officers provided for annual cash bonuses ranging between 30% to 50% of the respective executive officer’s annual base salary, as determined by our Board of Directors. Please see the section below entitled “Employment Agreements” for a description of such agreements. The Compensation Committee reviews annually: (i) the annual corporate objectives of Aspreva, which in general include operating, business development and clinical and product development goals; and (ii) the general personal objectives of each executive officer as proposed by our Chief Executive Officer. The Compensation Committee undertakes a review to establish the extent to which such objectives have been met for the purpose of determining each executive officer’s annual cash bonus to recommended to the Board of Directors for approval. In reviewing the performance of each named executive officer, the Compensation Committee also considers each executive officer’s level of leadership, teamwork and general participation in the development of individuals responsible to the executive officer. The potential annual cash bonus that may be granted to our executive officers was weighted 40% on the achievement of corporate objectives and 60% on the achievement of individual objectives.
For 2006, our primary corporate objectives included:
•	complete one asset acquisition transaction consistent with our corporate strategy relating to indication partnering;

•	advance clinical trial programs to milestones and within budget;

•	successfully deliver global medical affairs programs to plan and within budget;

•	build-out innovative commercial capability, proactively supporting business development initiatives;

•	instill and maintain Sarbanes-Oxley Act of 2002 compliancy throughout Aspreva; and

•	strengthen human capital programs and services.
For 2006, individual objectives generally included, but were not limited to:

•	completing a transaction which supports our business model and aligns to Aspreva’s overall business strategy;

•	delivery of core functional initiatives and programs;

•	further enhancing and evolving our capabilities to assess, develop and commercialize new assets; and

•	managing Aspreva to meet and exceed any compliance expectations, to deliver results, build shareholder value and within budgets.
All of the corporate objectives set forth above were viewed by the executive team and the Board of Directors as challenging and only deliverable if Aspreva was extremely focused. These corporate objectives were viewed as providing the basis for further corporate growth, while establishing the appropriate infrastructure to allow Aspreva to secure and effectively develop new product candidates for development.
For 2006, each executive officer provided a review of their achievements to the Chief Executive Officer who presented the data and his evaluation of each executive officer to the Compensation Committee. The Compensation Committee recommended, and the Board of Directors approved, cash bonuses to our named executive officers in the range of 50% to 84% of their maximum allowable bonus, with an average of 64% of their maximum allowable bonus. With respect to the achievement of corporate objectives the Compensation Committee determined that such goals had been achieved at the 60% level. In reaching this determination the Compensation Committee considered that although a corporate transaction consistent with our corporate strategy was not achieved during 2006, the executive officers had actively evaluated and diligently pursued potential transactions and had acted in the best interests of Aspreva and our stockholders in such evaluations. In addition, the Compensation Committee determined that a number of other corporate objectives had also been significantly advanced, thereby warranting a partial award. The overall bonus levels were as follows: Mr. Glickman — 60%; Mr. Hall — 50%; Mr. Cousins — 84%; Mr. Goulburn — 80%; and Dr. Jones - 64%. These bonuses were paid in February 2007 and are reflected in the “Summary Compensation Table” below.
2007
For 2007, we have determined that the payment of any bonus will have a “double trigger”: (i) the completion of a transaction consistent with our corporate strategy, as well as then (ii) performance against their other key objectives for 2007. The latter will drive the actual amount of any individual bonus. The objectives for 2007 are consistent with and expand upon the primary objectives for 2006. In essence, they focus on securing additional product candidates for development and commercialization, functioning in a compliant and ethical manner; the execution of our financial transactions, conducting clinical trials and regulatory submissions (and ultimately our commercial activities when appropriate) in a professional, effective and efficient manner. Our corporate objectives for 2007 are aligned functionally to allow all employees to understand how they contribute to Aspreva’s progress and success.
All of our corporate objectives for 2007 have been designed with three key tenets:
•	exceed strategic partner expectations;

•	create long term shareholder value through sustainability and profitability; and

•	operate in a fashion consistent with our values of being “beyond compliance.”
Equity Awards
A portion of our executive compensation is designed to align the interests of our executive officers with our intermediate and long-term objectives, and the long-term interests of our shareholders. Stock options are an integral part of achieving these objectives as they provide our executive officers with the opportunity to participate in the growth and development of Aspreva. Stock options are awarded to our executive officers at the commencement of their employment and annually based on their performance and the achievement of corporate and personal objectives. Stock options are also awarded from time to time if deemed necessary based on our regular assessments of the comparative benchmark compensation data for executive officers. The stock option grants to each of our named executive officers in 2006 are presented in the table below entitled “Grants of Plan-Based Awards in 2006.” The Compensation Committee determined that such awards in 2006 were consistent with comparable benchmark data and presented their recommendations relating to all the executive officers to the Board of Directors for approval.
The Board of Directors has not delegated the authority to grant stock options to any executive officer or a committee comprised of executive officers. The Board of Directors has delegated the authority to the Compensation Committee to grant stock options to employees other than executive officers. The Board of Directors approves all grants to executive officers upon recommendation from the Compensation Committee. Each stock option is granted with an exercise price in Canadian dollars equal to the closing price of our common shares for the trading session ending immediately prior to the time of grant, as reported on the Toronto Stock Exchange and for the purposes hereof has been translated into United States dollars. Our current practice is not to grant stock option awards to executive officers and annual awards to our employees at times where Aspreva is in possession of material non-disclosed information.
The Compensation Committee continues to monitor the competitive landscape and recognizes that alternative equity vehicles are becoming more widely used. Consequently, the Compensation Committee has approved the amendment of our 2002 Incentive Stock Option Plan to allow for the issuance of tandem stock appreciation rights, restricted stock units and deferred stock units. For further information, please see “Proposal 4 – Proposed Amendments to the 2002 Aspreva Incentive Stock Option Plan”.
Severance and Change in Control Arrangements
We have entered into agreements with our executive officers providing severance and change in control benefits, the terms of which are described below under “Severance and Change in Control Agreements.” We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executive officer’s interests with the interests of our stockholders.
Change in Control Arrangements
With respect to change of control benefits, Aspreva provides severance compensation if an executive officer is terminated in connection with a change of control transaction. These change of control benefits that are structured on a “double-trigger” basis, meaning that before an executive officer can receive severance compensation: (i) a change of control must occur and (ii) within 12 months of such change of control, the executive officer’s employment must be terminated for good reason or without cause. These provisions were included to motivate our executive officers to act in the best interests of our stockholders by removing the distraction of post-change of control uncertainties faced by the executive officers with regard to their continued employment and compensation. We believe that double-trigger change of control severance compensation is attractive to maintain continuity and retention of key management personnel and is consistent with our compensation philosophy.
Severance Arrangements
We also believe that the other severance benefits are appropriate, particularly with respect to a termination by Aspreva without cause since in that scenario, both Aspreva and the executive officer have a mutually-agreed-upon severance package that is in place prior to any termination event which we believe provides Aspreva with greater flexibility to make a change in executive management if such a change is in the stockholders’ best interests.

Benefit Programs
We provide customary employment benefits to all our employees, including our executive officers. Benefits are provided at Aspreva’s expense and include:
•	medical and extended health care;

•	dental care;

•	vision care;

•	employee life insurance;

•	accidental death and dismemberment insurance; and

•	short and long term disability insurance.
Additional life and health insurance is provided to our Chief Executive Officer. We do not have a corporate sponsored pension plan.
For more recent executive officer new hires, sign-on bonuses and relocation support have been provided, as appropriate. In these cases, if the individual is terminated for cause or leaves without good reason, such amounts may be repaid based upon provisions that allow for repayment on a sliding scale over three years from date of employment.
Indemnification Agreements; D&O Liability Insurance
We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers as determined by the Board of Directors. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. We also maintain directors’ and officers’ liability insurance for the benefit of such persons.
Share Ownership Guidelines
While we believe equity ownership directly aligns the risk profile of our executive officers with that of the stockholders we have not at this time adopted any share ownership guidelines for our executive officers. Each of our Chief Executive Officer, President and Chief Financial Officer hold common shares that were purchased or awarded prior to our initial public offering in March 2005.
Accounting and Tax Consideration
Aspreva early adopted Financial Accounting Standards Board statement No. 123, “Share-Based Payment,” or SFAS 123 and we adopted the fair value provisions of Financial Accounting Standards Board statement No. 123R (revised 2004), “Share-Based Payment,” or SFAS 123(R) effective January 1, 2006. Under SFAS 123(R), Aspreva estimates and records an expense for each award for equity compensation (including stock options) over the vesting period of the award. The Compensation Committee has determined to retain the stock option plan for the foreseeable future and therefore to record this expense on an on-going basis according to SFAS 123(R). The Compensation Committee has approved the amendment of our 2002 Incentive Stock Option Plan to allow for the issuance of tandem stock appreciation rights, restricted stock units and deferred stock units, and will ensure the appropriate compliance to any and all accounting and tax rules that may apply. For further information, please see “Proposal 4 – Proposed Amendments to the 2002 Aspreva Incentive Stock Option Plan”.
The Compensation Committee has not yet established any policies for determining which if any forms of incentive compensation awarded to Aspreva’s U.S.-based executive officers shall be designed to qualify as “performance-based compensation” with respect to Section 162 (m) of the Internal Revenue Code of 1986. To maintain flexibility in compensating our executive officers in a manner designed to promote Aspreva’s long term strategic goals, the Audit Committee retains the right to evaluate the effects of compensation limits of Section 162 (m) on any compensation it proposes to grant in the future.
EXECUTIVE COMPENSATION
The following table shows for 2004, 2005 and 2006, compensation awarded or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers in 2006 who received at least $100,000 of total compensation. We refer to such persons elsewhere in this Proxy Statement as our named executive officers.
Summary Compensation Table

						Stock	Option	All Other
Name and Principal		Salary		Bonus		Awards	Awards	Compensation
Position	Year	($)		($)		($) (2)	($) (3)	($)		Total ($)
Richard M.	2006	$463,000	(1)	$139,000	(1)	—	$351,000	$24,000	(4)	$977,000
Glickman, Chief	2005	373,000	(1)	136,000	(1)	—	139,000	16,000		664,000
Executive Officer	2004	279,000	(1)	295,000	(1)	—	—	7,000		581,000
and Chairman

Noel F. Hall,	2006	362,000	(1)	90,000	(1)	—	265,000	4,000		721,000
President	2005	334,000	(1)	85,000	(1)	—	116,000	3,000		538,000
	2004	272,000	(1)	277,000	(1)	—	—	3,000		552,000

Bruce G.	2006	274,000	(1)	80,000	(1)	113,000	378,000	4,000		849,000
Cousins, C.A.,	2005	223,000	(1)	81,000	(1)	113,000	266,000	4,000		687,000
Executive Vice	2004	121,000	(1)	98,000	(1)	94,000	304,000	2,000		619,000
President and Chief Financial Officer

Charles F.	2006	268,000		75,000		—	635,000	24,000	(7)	1,002,000
Goulburn,	2005	—		—		—	—	—		—
Executive Vice	2004	—		—		—	—	—		—
President, Global Pharmaceutical Operations(5)

Richard Jones,	2006	218,000	(1)	43,000	(1)	—	525,000	59,000	(8)	845,000
D.M. , MRCP ,	2005	—		—		—	—	—		—
Chief Scientific	2004	—		—		—	—	—		—
Officer(6)

(1)	Compensation is paid in Canadian dollars and, for the purposes hereof, has been translated into United States dollars in accordance with the accounting policies described in our audited consolidated financial statements. Such translation uses the annual average noon buying rate published by the Federal Reserve Bank of New York for 2006, being US$1.00 = C$1.1340, for 2005, being US$1.00 = C$1.2115, and for 2004, being US$1.00 = C$1.3273.

(2)	Valuation based on the dollar amount of stock awards recognized for financial statements reporting purposes pursuant to SFAS 123(R) with respect to the applicable year. The assumptions made in the valuation of the stock awards are discussed in footnote 9, “Common Shares” to Aspreva’s consolidated financial statement contained in Aspreva’s Annual Report on Form 10-K for the year ended December 31, 2006 and includes amounts from stock awards granted in and prior to the applicable year.

(3)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to SFAS 123(R) with respect to 2006 and thus includes amount from awards granted in and prior to the applicable year. The assumptions made in the valuation of the options are discussed in footnote 9, “Common Shares” to Aspreva’s consolidated financial statements contained in Aspreva’s Annual Report on Form 10-K for the year ended December 31, 2006.

(4)	This amount includes $14,000 for personal travel.

(5)	Mr. Goulburn was appointed an executive officer in November 2006.

(6)	Dr. Jones joined Aspreva in March 2006.

(7)	This amount includes $20,000 for medical benefits.

(8)	This amount includes $43,000 for relocation expenses and $13,000 for a signing bonus.

Grants of Plan-Based Awards

					Grant Date
		All Other Option		Exercise or	Fair Value of
		Awards: Number of		Base Price of	Stock and
		Securities Underlying		Option	Option
		Options		Awards	Awards
Name	Grant Date	(#)		($/Sh)(1)	$(2)
Richard M. Glickman	2/15/06	35,000	(3)	$24.02	$508,000

Noel F. Hall	2/15/06	25,000	(3)	24.02	363,000

Bruce G. Cousins, C.A.	2/15/06	15,000	(3)	24.02	218,000

Charles F. Goulburn	2/15/06	15,000	(3)	24.02	218,000

Richard Jones, D.M., MRCP	3/24/06	100,000	(4)	27.01	1,616,000

(1)	Each stock option was granted with an exercise price in Canadian dollars equal to the closing price of our common shares on the date of grant, as reported on the Toronto Stock Exchange and for the purposes hereof has been translated into United States dollars. See “Currency”.

(2)	The dollar value shown for a stock option is based on the fair value as of the grant date. The assumptions made in the valuation of the option are discussed in footnote 9, “Common Shares” to Aspreva’s consolidated financial statements contained in Aspreva’s Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Option granted under the Aspreva 2002 Incentive Stock Option Plan. Options vest in equal monthly amounts over a 4-year period.

(4)	Option granted under the Aspreva 2002 Incentive Stock Option Plan. Options vests in equal monthly amounts over a 3-year period, commencing on the 1 year anniversary of the date of grant.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
	Number
	of	Number of
	Securities	Securities				Number of	Market Value
	Underlying	Underlying				Shares or	of Shares or
	Unexercised	Unexercised		Option		Units of Stock	Units of Stock
	Options	Options		Exercise	Option	That Have	That Have
	(#)	(#)		Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable		($)(1)	Date	(#)	($)(5)

Richard M. Glickman	8,021	26,979	(2)	$24.02	2/14/16	—	—
	20,854	14,896	(3)	14.98	4/19/15	—	—

Noel F. Hall	5,729	19,271	(2)	24.02	2/14/16	—	—
	17,500	12,500	(3)	14.98	4/19/15	—	—

Bruce G. Cousins, C.A.	3,161	11,563	(2)	24.02	2/14/16	1,427	29,296
	11,496	33,333	(2)	15.20	9/19/15	—	—
	3,972	5,417	(3)	14.98	4/19/15	—	—
	18,233	—	(3)	4.88	1/23/14	—	—

Charles F. Goulburn	3,437	11,563	(2)	24.02	2/14/16	—	—
	14,275	82,028	(4)	4.88	12/9/14	—	—

Richard Jones, D.M. , MRCP	—	100,000	(4)	27.01	3/23/16	—	—

(1)	Each stock option was granted with an exercise price in Canadian dollars equal to the closing price of our common shares on the date of grant, as reported on the Toronto Stock Exchange. Stock options granted prior to Aspreva’s initial public offering in March 2005 have an exercise price equal to the fair market value of our common shares as determined by the Compensation Committee. For the purposes hereof the exercise price has been translated into United States dollars. See “Currency”.

(2)	Option granted under the Aspreva 2002 Incentive Stock Option Plan. Options vest in equal monthly amounts over a 4-year period.

(3)	Option granted under the Aspreva 2002 Incentive Stock Option Plan. Options vest in equal monthly amounts over a 3-year period.

(4)	Option granted under the Aspreva 2002 Incentive Stock Option Plan. Options vests in equal monthly amounts over a 3-year period, commencing on the 1 year anniversary of the date of grant.

(5)	Calculated by multiplying the closing market price of Aspreva’s common shares on December 31, 2006 ($20.53) as reported on the Toronto Stock Exchange by the number of shares of restricted common shares that have not vested.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value
	Acquired	Value Realized	Acquired on	Realized
	on Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)(1)(2)	(#)	($)(2)(3)

Richard M. Glickman	—	—	—	—

Noel F. Hall	—	—	—	—

Bruce G. Cousins, C.A.	79,225	1,558,000	8,560	210,000

Charles F. Goulburn	32,097	630,000	—	—

Richard Jones, D.M. , MRCP	—	—	—	—

(1)	Calculated by determining the difference between the closing price of our common shares on the date of exercise as reported on the Toronto Stock Exchange and the exercise price of the options.

(2)	Options are exercised in Canadian dollars and, for the purposes hereof, values have been translated into United States dollars in accordance with the accounting policies described in our audited consolidated financial statements. See “Currency”.

(3)	Calculated by multiplying, in each vesting period, the number of shares vested by the closing price of our common shares on the vesting date, as reported on the Toronto Stock Exchange.

Pension Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2006.
Nonqualified Deferred Compensation
Our named executive officers did not earn any nonqualified compensation benefits from us during the year ended December 31, 2006.
COMPENSATION OF DIRECTORS
In 2006, each of our non-employee directors was eligible to receive the following compensation:
•	Lead Director receives an annual retainer of $30,000;

•	each of the other non-employee director receives an annual retainer of $20,000;

•	each non-employee director receives $1,500 for each board meeting attended in person ($750 for meetings attended by video or telephone conference);

•	the chair of our Audit Committee receives an additional annual retainer of $10,000, and each of the chairs of our Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual retainer of $5,000;

•	each member of such committees receives $1,000 per committee meeting attended in person ($500 for meetings attended by video or telephone conference);

•	each non-employee director, upon their election to our board, receives an initial stock option grant to purchase 30,000 of our common shares pursuant to the Plan, as well as annual stock option grants to purchase 10,000 common shares pursuant to the Plan. These stock options vest in equal monthly amounts for 24 months and 12 months, respectively, from the date of grant.
All of our directors are reimbursed for out-of-pocket expenses incurred in attending board and committee meetings in accordance with company policy.
For services rendered to us in 2006, our non-employee directors earned aggregate cash total compensation of $233,000 and each received stock options to purchase 90,000 common shares. The following table outlines the compensation paid to our non-employee directors for services rendered to us in 2006.

Director Compensation

	Fees Earned or	Option
	Paid in	Awards
	Cash	($)	Total
Name	($)(1)	(2)(3)(4)	($)

Kirk K. Calhoun, C.P.A.	$38,000	236,000	$274,000

Ronald M. Hunt	37,000	191,000	228,000

Julia G. Levy, Ph.D.	26,000	315,000	341,000

R. Hector MacKay-Dunn, Q.C.	40,000	206,000	246,000

George M. Milne, Ph.D.	39,000	235,000	274,000

Arnold L. Oronsky, Ph.D.	31,000	191,000	222,000

William Hunter, M.D.	15,000	197,000	212,000

(1)	Reflects retainer fees, meeting fees and committee chair fees.

(2)	Valuation based on the dollar amount of stock options recognized for financial statement reporting purposes pursuant to SFAS 123(R) during 2006. The assumptions made in the valuation of the options are discussed in footnote 9, “Common Shares” to Aspreva’s consolidated financial statements contained in Aspreva’s Annual Report on Form 10-K for the year ended December 31, 2006. Each stock option was granted with an exercise price in Canadian dollars equal to the closing price of our common shares for the trading session ending immediately prior to the time of grant, as reported on the Toronto Stock Exchange, and for the purposes hereof has been translated into United States dollars. See “Currency”.

(3)	At December 31, 2006 Aspreva’s non-employee directors each held an aggregate number of stock options as follows: Mr. Calhoun, 54,353 shares; Mr. Hunt, 21,666 shares; Dr. Levy, 31,883 shares; Mr. MacKay-Dunn, 24,166 shares; Dr. Milne, 54,353 shares; Dr. Oronsky, 21,666 shares; and Dr. Hunter, 30,000 shares.

(4)	The grant date fair value of each stock option granted to each director in fiscal 2006 is $181,000, with the exception of Dr. Hunter, whose grant date value fair value is $482,000. The assumptions made in the valuation of the options are discussed in footnote 9 — “Common Shares” to Aspreva’s consolidated financial statements contained in Aspreva’s Annual Report on Form 10-K for the year ended December 31, 2006.
EMPLOYMENT AGREEMENTS
The following provides information regarding employment contracts with our named executive officers.
Richard M. Glickman
In January 2002, we entered into an employment agreement with Mr. Glickman, our Chairman and Chief Executive Officer. Mr. Glickman currently receives an annual base salary of $479,000, subject to increases at the discretion of our Board of Directors. In 2007, Mr. Glickman is also eligible for a discretionary performance bonus of up to 50% of his annual base salary as determined by our Board of Directors.
Noel F. Hall
In January 2002, we entered into an employment agreement with Mr. Hall, our President. Mr. Hall currently receives an annual base salary of $370,000, subject to increases at the discretion of our Board of Directors. In 2007,

Mr. Hall is also eligible for a discretionary performance bonus of up to 50% of his annual base salary as determined by our Board of Directors.
Bruce G. Cousins
In January 2004, we entered into an employment agreement with Mr. Cousins, our Executive Vice President and Chief Financial Officer. The agreement is effective as of March 2004, continues for three years, and is renewable thereafter by mutual written agreement by the parties for successive one year terms. Mr. Cousins currently receives an annual base salary of $314,000, subject to increases at the discretion of our Board of Directors. In 2007, Mr. Cousins is also eligible for a discretionary performance bonus of up to 40% of his annual base salary as determined by our Board of Directors.
Richard Jones
In November 2005, we entered into an employment agreement with Dr. Jones, as a Senior Vice President. The employment agreement continues for four years, and is renewable thereafter by mutual written agreement of the parties for successive one year terms. Pursuant to the employment agreement, Dr. Jones received a signing bonus of $13,000 and was reimbursed $43,000 for relocation expenses. Dr. Jones currently receives an annual base salary of $277,000, subject to increases at the discretion of our Board of Directors. In 2007, Dr. Jones is also eligible for a discretionary performance bonus of up to 35% of his annual base salary as determined by our Board of Directors. Under the agreement, Dr. Jones was granted a stock option to purchase 100,000 common shares at an exercise price of $27.01 per share. As of March 1, 2007, Dr Jones was appointed as our Chief Scientific Officer.
Charles F. Goulburn
In September 2004, we entered into an employment agreement with Mr. Goulburn effective as of October 18, 2004. Mr. Goulburn currently receives an annual base salary of $290,000, subject to increases at the discretion of our Board of Directors. In 2007, Mr. Goulburn is also eligible for a discretionary performance bonus of up to 40% of his annual base salary as determined by our Board of Directors.
SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
The following provides information regarding termination of employment and change of control arrangements with our named executive officers.
Richard M. Glickman
Under Mr. Glickman’s employment agreement, either we or Mr. Glickman may terminate his employment at any time. If we terminate Mr. Glickman’s employment without cause; prior to January 2008, we are obligated to pay to him, depending upon the year of employment in which he is terminated, a lump sum of up to 12 months of his then current base salary. After January 2008, we are obligated to pay to him, depending upon the year of employment in which he is terminated, a lump sum of up to 18 months of his then current base salary, plus such other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to pay for the maintenance of Mr. Glickman’s benefits, prior to January 2008 for a period of up to 12 months, and after January 2008 for a period of up to 18 months. If Mr. Glickman obtains a new source of remuneration for personal services, the payment of benefits will cease six months from the date of termination of his employment, excluding the notice period.
In January 2002, we entered into a change of control agreement with Mr. Glickman. If within 12 months following a change of control of Aspreva, Mr. Glickman terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Mr. Glickman a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Mr. Glickman’s benefits for the 12 month period and his unvested stock options will immediately vest.

The following table describes the potential payments to Mr. Glickman upon his termination without good cause, or resignation for good reason, if applicable, both in connection with a change of control and not in connection with a change of control, as if such termination or resignation had occurred on December 31, 2006:

	Change of Control			No Change of Control
		Equity			Equity
Name	Salary(1)	Acceleration (2)	Benefits(3)	Salary(1)	Acceleration	Benefits(4)
Richard M. Glickman	$457,000	$213,000	$9,000	$457,000	$0	$9,000

(1)	Represents 12 months of continued salary.

(2)	Calculated based on a change of control taking place as of December 31, 2006 and assuming a price per share of $20.93, which is the closing price of our common shares as reported on the Toronto Stock Exchange on December 31, 2006. This represents the full acceleration of unvested stock options held by Mr. Glickman.

(3)	Represents 12 months of health benefits.

(4)	Represents 12 months of health benefits.
Noel F. Hall
Under Mr. Hall’s employment agreement, either we or Mr. Hall may terminate his employment at any time. If we terminate Mr. Hall’s employment without cause; prior to January 2008, we are obligated to pay to him, depending upon the year of employment in which he is terminated, a lump sum of up to 12 months of his then current base salary, after January 2008, we are obligated to pay to him, depending upon the year of employment in which he is terminated, a lump sum of up to 18 months of his then current base salary, plus such other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to pay for the maintenance of Mr. Hall’s benefits, prior to January 2008 for a period of up to 12 months, and after January 2008 for a period of up to 18 months. If Mr. Hall obtains a new source of remuneration for personal services, the payment of benefits will cease six months from the date of termination of his employment, excluding the notice period.
In January 2002, we entered into a change of control agreement with Mr. Hall. If within 12 months following a change of control of Aspreva, Mr. Hall terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Mr. Hall a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Mr. Hall’s benefits for the 12 month period and his unvested stock options will immediately vest.
The following table describes the potential payments to Mr. Hall upon his termination without good cause, or resignation for good reason, if applicable, both in connection with a change of control and not in connection with a change of control, as if such termination or resignation had occurred on December 31, 2006:

	Change of Control			No Change of Control
		Equity			Equity
Name	Salary(1)	Acceleration (2)	Benefits(3)	Salary(1)	Acceleration	Benefits(4)
Noel F. Hall	$357,000	$178,000	$5,000	$357,000	$0	$5,000

(1)	Represents 12 months of continued salary.

(2)	Calculated based on a change of control taking place as of December 31, 2006 and assuming a price per share of $20.93, which is the closing price of our common shares as reported on the Toronto Stock Exchange on December 31, 2006. This represents the full acceleration of unvested stock options held by Mr. Hall.

(3)	Represents 12 months of health benefits.

(4)	Represents 12 months of health benefits.
Bruce G. Cousins
Under Mr. Cousins’ employment agreement, either we or Mr. Cousins may terminate his employment at any time. If we terminate Mr. Cousins’ employment without cause; prior to March 2010, we are obligated to pay to him, depending upon the year of employment in which he is terminated, a lump sum of up to 12 months of his then current base salary, after March 2010, we are obligated to pay to him, depending upon the year of employment in which he is terminated, a lump sum of up to 18 months of his then current base salary, plus such other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to pay for the maintenance of Mr. Cousin’s benefits, for a period of 6 months following termination.
In January 2004, we entered into a change of control agreement with Mr. Cousins. If within 12 months following a change of control of Aspreva, Mr. Cousins terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Mr. Cousins a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Mr. Cousins’ benefits for the 12 month period and his unvested stock options will immediately vest.
The following table describes the potential payments to Mr. Cousins upon his termination without good cause, or resignation for good reason, if applicable, both in connection with a change of control and not in connection with a change of control, as if such termination or resignation had occurred on December 31, 2006:

	Change of Control			No Change of Control
		Equity			Equity
Name	Salary(1)	Acceleration (2)	Benefits(3)	Salary(1)	Acceleration	Benefits(4)
Bruce G. Cousins	$270,000	$637,000	$5,000	$270,000	$0	$2,500

(1)	Represents 12 months of continued salary.

(2)	Calculated based on a change of control taking place as of December 31, 2006 and assuming a price per share of $20.93, which is the closing price of our common shares as reported on the Toronto Stock Exchange on December 31, 2006. This represents the full acceleration of unvested stock options held by Mr. Cousins.

(3)	Represents 12 months of health benefits.

(4)	Represents 6 months of health benefits.

Richard Jones
Under Dr. Jones’ employment agreement, either we or Dr. Jones may terminate his employment at any time. If we terminate Dr. Jones’ employment without cause, we are obligated to pay to Dr. Jones, depending on the year of employment in which he is terminated, a lump sum of up to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to maintain Dr. Jones’ benefits for a period of six months following termination.
In November 2005, we entered into a change of control agreement with Dr. Jones, effective as of March 6, 2006. If within 12 months following a change of control of Aspreva, Dr. Jones terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Dr. Jones a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Dr. Jones’ benefits for the 12 month period and his unvested stock options will immediately vest.
The following table describes the potential payments to Dr. Jones upon his termination without good cause, or resignation for good reason, if applicable, both in connection with a change of control and not in connection with a change of control, as if such termination or resignation had occurred on December 31, 2006:

	Change of Control			No Change of Control
		Equity			Equity
Name	Salary(1)	Acceleration (2)	Benefits(3)	Salary(4)	Acceleration	Benefits(5)
Richard Jones	$270,000	$0	$5,000	$135,000	$0	$2,000

(1)	Represents 12 months of continued salary.

(2)	Calculated based on a change of control taking place as of December 31, 2006 and assuming a price per share of $20.93, which is the closing price of our common shares as reported on the Toronto Stock Exchange on December 31, 2006. This represents the full acceleration of unvested stock options held by Dr. Jones.

(3)	Represents 12 months of health benefits.

(4)	Represents 6 months of continued salary.

(5)	Represents 6 months of health benefits.
Charles F. Goulburn
Under Mr. Goulburn’s employment agreement, either we or Mr. Goulburn may terminate his employment at any time. If we terminate Mr. Goulburn’s employment without cause, we are obligated to pay to Mr. Goulburn, depending on the year of employment in which he is terminated, a lump sum of up to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to maintain Mr. Goulburn’s benefits for a period of six months following termination.
In October 2006, we entered into a change of control agreement with Mr. Goulburn, effective as of October 24, 2006. If within 12 months following a change of control of Aspreva, Mr. Goulburn terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Mr. Goulburn a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Mr. Goulburn’s benefits for the 12 month period and his unvested stock options will immediately vest.

The following table describes the potential payments to Mr. Goulburn upon his termination without good cause, or resignation for good reason, if applicable, both in connection with a change of control and not in connection with a change of control, as if such termination or resignation had occurred on December 31, 2006:

	Change of Control			No Change of Control
		Equity			Equity
Name	Salary(1)	Acceleration (2)	Benefits(3)	Salary(4)	Acceleration	Benefits(5)
Charles Goulburn	$277,000	$1,546,000	$24,000	$185,000	$0	$12,000

(1)	Represents 12 months of continued salary.

(2)	Calculated based on a change of control taking place as of December 31, 2006 and assuming a price per share of $20.93, which is the closing price of our common shares as reported on the Toronto Stock Exchange on December 31, 2006. This represents the full acceleration of unvested stock options held by Mr. Goulburn.

(3)	Represents 12 months of health benefits.

(4)	Represents 8 months of continued salary.

(5)	Represents 6 months of health benefits.

SHARE PRICE PERFORMANCE GRAPH
The graph below compares cumulative total shareholder return on our common shares since our initial public offering on March 4, 2005 with the total cumulative return of the S&P/TSX Composite Index and the NASDAQ Biotechnology Index over the same period.
The graph above assumes $100 invested on March 4, 2005 in our common shares and in each index. The share price shown above for our common shares is historical and not indicative of future price performance.
This section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

STATEMENT ON CORPORATE GOVERNANCE
Aspreva believes in building a strong governance foundation. We are subject to many provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC, the governance standards of the NASDAQ Market and the rules and policies of the Canadian provincial securities regulators regarding audit committees, corporate governance and the certification of certain annual and interim filings. The following disclosure of our approach to corporate governance outlines the various procedures, policies and practices that Aspreva and our Board of Directors have implemented to address all of the foregoing requirements and, where appropriate, reflect current best practices.
BOARD OF DIRECTORS
Our Board of Directors assumes responsibility for stewardship of Aspreva. The mandate of our Board of Directors is to supervise the management of the business and affairs of Aspreva. Our Board of Directors delegate day-to-day managerial responsibilities to management, and any responsibility not delegated to senior management or to a committee of the board remains with the full Board of Directors. Our Board of Directors has a formal mandate, which is attached to this Proxy Statement as Exhibit C.
Our Board of Directors is currently composed of nine directors as noted above. Our Board of Directors has determined that seven of the nine members of the board are independent (78%) under the current requirements of the NASDAQ Market and the rules and regulations of the Canadian provincial securities regulatory authorities. Our independent directors are as follows: Kirk K. Calhoun, Ronald M. Hunt, William L. Hunter Julia G. Levy, R. Hector MacKay-Dunn, Q.C., George M. Milne and Arnold L. Oronsky. Richard M. Glickman, our Chairman and Chief Executive Officer, and Noel F. Hall, our President, are not independent as a result of being officers of Aspreva.
As our Chairman and Chief Executive Officer, Richard M. Glickman, is not independent, our Board of Directors in December 2005 appointed George M. Milne as our Lead Director.
Certain of our directors are presently directors of other public companies in Canada and the United States. Information as to such other directorships is set out in the biography of each director set out under the heading “Proposal 1 — Election of Directors”. Each biography also outlines the director’s relevant experience and expertise.
SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Shareholders may communicate with our Board of Directors or any of its directors by sending written communications addressed to Aspreva Pharmaceuticals Corporation at #1203-4464 Markham Street, Victoria, British Columbia, Canada, V8Z 7X8, Attention Vice President, Investor Relations and Corporate Communications. Any communication sent must state the number of our common shares owned by the shareholder making the communication. Our Vice President, Investor Relations and Corporate Communications will review each communication and will forward such communication to our Board of Directors, or to any individual director to whom the communication is addressed, unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, our Vice President, Investor Relations and Corporate Communications shall discard the communication. All communications that relate to questionable accounting or auditing matters involving Aspreva should be addressed directly to the chair of our Audit Committee at the address noted above.
COMMITTEES OF OUR BOARD OF DIRECTORS
To assist in the discharge of its responsibilities, our Board of Directors currently has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Audit Committee
The members of our Audit Committee are Mr. Calhoun, Dr. Levy and Dr. Oronsky, each of whom is a non-employee member of our Board of Directors. Mr. Calhoun chairs the committee and is our Audit Committee financial expert (as is currently defined under the applicable SEC rules). Our Board of Directors has determined that each member of our Audit Committee is an independent member of our Board of Directors under the current requirements of the NASDAQ Market and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities.
Our Audit Committee is responsible for overseeing our financial reporting processes on behalf of our Board of Directors. Our auditor and independent registered public accounting firm reports directly to our Audit Committee. Specific responsibilities of our Audit Committee include:
•	evaluating the performance, and assessing the qualifications, of our auditor and independent registered public accounting firm and recommending to our Board of Directors the appointment of, and compensation for, our auditor and independent registered public accounting firm for the purpose of preparing or issuing an auditor and independent registered public accounting firm’s report or performing other audit, review or attest services;

•	subject to the appointment of our auditor and independent registered public accounting firm by our shareholders, determining and approving the engagement of, and compensation to be paid to, our auditor and independent registered public accounting firm;

•	determining and approving the engagement, prior to the commencement of such engagement, of, and compensation for, our auditor and independent registered public accounting firm to perform any proposed permissible non-audit services;

•	reviewing our financial statements and management’s discussion and analysis of financial condition and results of operations and recommending to our Board of Directors whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by our Board of Directors;

•	conferring with our auditor and independent registered public accounting firm and with our management regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and discussing with our management and auditor and independent registered public accounting firm, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and investment and hedging policies and the steps taken by our management to monitor and control these exposures.
A copy of our Audit Committee’s charter is attached as Exhibit D to this proxy statement and is available on our website at www.aspreva.com.
Compensation Committee
The members of our Compensation Committee are Mr. Hunt, Dr. Oronsky and Dr. Milne. Mr. Hunt chairs the committee. Our Board of Directors has determined that each member of our Compensation Committee is an independent member of our Board of Directors under the current requirements of the NASDAQ Market and as defined in the rules and regulations of the Canadian provincial securities regulatory authorities.
Specific responsibilities of our Compensation Committee include:
•	reviewing and making recommendations to our Board of Directors for our chief executive officer and other executive officers:
-	the annual base salary;

-	the annual incentive bonus, including the specific goals and amount;

-	equity compensation;

-	employment agreements, severance arrangements and change in control agreements/provisions; and

–	any other benefits, compensations, compensation policies or arrangements;
•	reviewing and making recommendations to our Board of Directors regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;

•	reviewing and making recommendations to our Board of Directors regarding the compensation to be paid to our non-employee directors, including any retainer, committee and committee chair fees and/or equity compensation;

•	preparing any report to be included in our periodic filings or proxy statement; and

•	acting as administrator of our Aspreva 2002 Incentive Stock Option Plan (and other equity based plans established from time to time) and determining its use, from time to time, as a form of incentive compensation for service providers.
A copy of our Compensation Committee’s charter is available on our website at www.aspreva.com.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mr. MacKay-Dunn, Dr. Milne and Mr. Hunt. Mr. MacKay-Dunn chairs the committee. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is an independent member of our Board of Directors under the current requirements of the NASDAQ Market and as defined in the rules and regulations of the Canadian provincial securities regulatory authorities.
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•	reviewing board structure, composition and practices, and making recommendations on these matters to our Board of Directors;

•	reviewing, soliciting and making recommendations to our Board of Directors and shareholders with respect to candidates for election to our Board of Directors; and

•	developing and reviewing a set of corporate governance principles for our company.
A copy of our Nominating and Corporate Governance Committee’s charter is available on our website at www.aspreva.com.
Our Nominating and Corporate Governance Committee has in place a process whereby the chair of the committee provides to each director a detailed questionnaire regarding board processes, responsibilities of our directors, business and corporate strategy, management interaction and committee structures and participation. As part of the evaluation process, the chair of the committee conducts individual interviews with each board member to discuss their responses to the questionnaire along with other additional matters related to the evaluation process. The chair of the committee encourages confidential feedback from our directors allowing for candid discussion, resulting in valuable and insightful information that is otherwise not available to a process limited to questionnaire only. The chair then prepares a detailed report that includes a consolidation of information extracted from the interviews (without attribution to any individual board member) and presents the results to the Board of Directors. The most recent annual evaluation was completed in April 2007.
Our Board of Directors is responsible for approving nominees for election as directors. However, as is described above, our Nominating and Corporate Governance Committee is responsible for reviewing, soliciting and recommending nominees to our Board of Directors.
In evaluating prospective nominees, our Nominating and Corporate Governance Committee looks for the following minimum qualifications: strong business acumen, extensive previous experience as an executive or director with successful companies, the highest standards of integrity and ethics, and a willingness and ability to make the necessary time commitment to diligently perform the duties of a director. Nominees are selected with a view to our best interests as a whole, rather than as representative of any particular stakeholder or category of stakeholders. Our Nominating and Corporate Governance Committee will also consider the skill sets of the incumbent directors when recruiting replacements to fill vacancies in our Board of Directors. Our Board of Directors prefers a mix of experience among its members to maintain a diversity of viewpoints and ensure that our Board of Directors can achieve its objectives. When a vacancy on our Board of Directors occurs, in searching for a new director, the Nominating and Corporate Governance Committee will identify particular areas of specialization which it considers beneficial, in addition to the general qualifications, having regard to the skill sets of the other members of our Board of Directors. Potential nominees and their respective references are interviewed extensively in person by the Nominating and Corporate Governance Committee before any nomination is endorsed by that committee. All nominations proposed by the Nominating and Corporate Governance Committee must receive the approval of our Board of Directors.
Our Board of Directors will also consider any director nominees proposed by our shareholders. Since our initial public offering in March 2005, our Board of Directors has not received any such shareholder nominations and, as a result, has not considered it necessary to develop separate formal procedures for the submission and review of nominations by shareholders. Shareholders may submit nominations to our Board of Directors by addressing a communication to the chair of the Nominating and Corporate Governance Committee and providing sufficient information to the committee to permit it to conduct an assessment of the qualifications of the proposed nominee, including biographical information about the candidate and his or her professional experience, confirmation of the candidate’s willingness to serve as a director, and complete contact information for the candidate and the nominating shareholder. As a matter of policy, our Nominating and Corporate Governance Committee is committed to giving due and fair consideration to proposed nominations submitted by our shareholders using the same criteria and processes as other nominations which come before the committee. As at the date of this Proxy Statement, our Board of Directors has received no shareholder nominations for directors for consideration at the Meeting.
Board and Committee Meetings
During 2006, our Board of Directors held a total of 13 meetings (in person or by teleconference) and acted two times by written consent. Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee met a total of 4, 4 and 9 times, respectively, during 2006.
The following sets out the attendance records of our board members:
Attendance by Board Members in 2006

Director	Board Meetings	Committee Meetings
Richard M. Glickman	13 of 13 (100%)	—

Noel F. Hall	12 of 13 (92%)	—

Kirk K. Calhoun, C.P.A.	13 of 13 (100%)	4 of 4 (100%)

Ronald M. Hunt	13 of 13 (100%)	4 of 4 (100%)

William L. Hunter, M.D., MSc	4 of 6 (67%)	—

Julia G. Levy, Ph.D.	10 of 13 (77%)	3 of 4 (75%)

R. Hector MacKay-Dunn, Q.C.	13 of 13 (100%)	9 of 9 (100%)

George M. Milne, Ph.D.	10 of 13 (77%)	12 of 13 (92%)

Arnold L. Oronsky, Ph.D.	13 of 13 (100%)	8 of 8 (100%)
Our independent directors held one meeting in 2006 and one meeting in 2007.

CODE OF CONDUCT
We have adopted a code of conduct that applies to all or our officers, directors and employees. Our code of conduct is available on our website at www.aspreva.com.
Our Board of Directors and management review and discuss from time to time the effectiveness of our code of conduct and any areas or systems that may be further improved. We have not filed a material change report that pertains to any conduct of any of our directors or executive officers that constitutes a departure from our code of conduct. If we make any substantive amendments to our code of conduct, or grant any waiver from a provision of our code of conduct to any of our executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.
Aspreva complies with the relevant provisions under the Business Corporations Act (British Columbia) that deal with conflict of interest in the approval of agreements or transactions and our code of conduct sets out additional guidelines in relation to conflict of interest situations. Aspreva, through directors’ and officers’ questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that one of our directors or officers may have.
Aspreva was founded on, and the business continues to be successful largely as a result of, a commitment to ethical conduct. Employees are regularly reminded about their obligations in this regard and senior management demonstrates a culture of integrity and monitors employees compliance with our code of conduct to the extent possible.
POSITION DESCRIPTIONS
Our entire Board of Directors is responsible for the overall governance of Aspreva. Any responsibility that is not delegated to senior management or a committee of our Board of Directors remains with the entire board. Our Board of Directors has adopted position descriptions for our Chairman and Lead Director. The charters of the committees of our Board of Directors are considered to be position descriptions for the chairs of our committees.
Our Board of Directors has adopted a position description for our Chief Executive Officer. Our Chief Executive Officer has overall responsibility for all operations of Aspreva. Our Board of Directors reviews and approves the corporate objectives that our Chief Executive Officer is responsible for meeting and such corporate objectives form a key reference point for the review and assessment of our Chief Executive Officer’s performance.
ORIENTATION AND CONTINUING EDUCATION
All new members of our Board of Directors receive an orientation binder, which includes a record of historical public information about Aspreva, a copy of our code of conduct, the mandate of our Board of Directors and the charters of our committees of the Board of Directors and other relevant corporate and business information. In addition, the orientation for our directors involves meeting with our senior management and an interactive introductory discussion about Aspreva, providing the directors with an opportunity to ask questions.
Our senior management makes regular presentations to our Board of Directors on the main areas of our business and updates our Board of Directors quarterly on our financial and operating performance. Our directors are encouraged to take relevant professional development courses at our expense.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Other than as set forth in this Proxy Statement, no person who has been our director or executive officer at any time since the beginning of 2006, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
No individual who is, or at any time during 2006 was, a director or executive officer of Aspreva, and no associate or affiliate of any such director or executive officer, is or has been indebted to Aspreva nor is or has been indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Aspreva, other than routine indebtedness.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Related Party Transactions are governed by our Code of Conduct policy and Aspreva’s management monitors adherence to this policy. Additionally, each director and executive officer annually delivers to Aspreva a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director, executive officer, or their respective family members, and Aspreva participates, and in which the director, executive officer, or such family member, has a material interest. Our Audit Committee reviews all such transactions listed in the questionnaires, or that are brought to its attention by management or otherwise. After review, the Audit Committee approves, ratifies or disapproves such transactions.
In 2006, we engaged in the following transactions with our directors, officers and holders of more than 5% of our common shares, and affiliates thereof.
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
We have entered into employment agreements and change of control agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation — Employment Agreements” and “Executive Compensation — Severance and Change of Control Arrangements”.
CONSULTING AGREEMENT WITH DR. MICHAEL R. HAYDEN AND GENWORKS INC.
In January 2002, we entered into a consulting agreement with Dr. Michael R. Hayden, our co-founder and Chief Medical Advisor, and Genworks Inc., a Nova Scotia company. Dr. Hayden is the sole shareholder of Genworks Inc. The agreement has an effective date of March 1, 2002. Under the agreement, we retain Genworks Inc. to provide certain services related to scientific and clinical matters or other mutually agreed upon medical or human genetic matters, and Dr. Hayden performs such services on behalf of Genworks Inc. Dr. Hayden also chairs our Medical Advisory Board pursuant to the agreement. In 2006, we paid Dr. Hayden $156,000. Furthermore, we paid to the Center of Molecular Medicine and Therapeutics at the University of British Columbia $10,000 for providing administrative assistance to Genworks Inc.
The agreement terminates on March 1, 2008, unless earlier terminated in accordance with its terms. However, the term of the agreement will be extended for successive one year terms unless the parties otherwise agree or the agreement is terminated in accordance with its terms.
During 2006, Dr. Hayden beneficially owned more than 5% of our outstanding common shares. As of December 31, 2006 Dr. Hayden beneficially owned 2.5% of our outstanding common shares.
AGREEMENT WITH RICHARD M. GLICKMAN
In December 2004, we entered into an agreement with Richard M. Glickman, our Chairman and Chief Executive Officer, whereby he agreed to act as one of the administrators of our subsidiary, Aspreva Pharmaceuticals SA. The agreement provides that Mr. Glickman is not entitled to any remuneration for acting in this capacity.
LEGAL FEES
We retain Farris, Vaughan, Wills & Murphy LLP, a law firm where R. Hector MacKay-Dunn, Q.C., a member of our Board of Directors and our Corporate Secretary, is a senior partner. In 2006, we incurred legal fees payable to Farris, Vaughan, Wills & Murphy LLP of $554,000.
DIRECTOR AND OFFICER INDEMNIFICATION
Under the British Columbia Business Corporations Act, or BCBCA, we may indemnify an individual who:
•	is or was our director or officer;

•	is or was a director or officer of another corporation: (a) at the time when such corporation is or was an affiliate of ours; or, (b) at our request; or

•	at our request, is or was, acting in a similar capacity of another entity,

against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such eligible party is involved because of that association with us or other entity.
However, indemnification is prohibited under the BCBCA if:
•	such eligible party did not act honestly and in good faith with a view to our best interests (or the other entity, as the case may be); and

•	in the case of a proceeding other than a civil proceeding, such eligible party did not have reasonable grounds for believing that such person’s conduct was lawful.
We may not indemnify or pay the expenses of an eligible party in respect of an action brought against an eligible party by or on behalf of us.
The BCBCA allows us to pay, as they are incurred in advance of a final disposition of a proceeding, the expenses actually and reasonably incurred by the eligible party, provided that, we receive from such eligible party an undertaking to repay the amounts advanced if it is ultimately determined that such payment is prohibited.
Despite the foregoing, on application by us or an eligible party, a court may:
•	order us to indemnify an eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in an eligible proceeding;

•	order enforcement of or any payment under an indemnification agreement;

•	order us to pay some or all of the expenses actually and reasonably incurred by a person in obtaining the order of the court; and

•	make any other order the court considers appropriate.
The BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party (or their heirs and personal or other legal representatives of the eligible party) against any liability that may be incurred by reason of the eligible party being or having been a director or officer, or in an equivalent position of ours or that of an associated corporation.
Our articles provide that, subject to the BCBCA, we must indemnify our directors, former directors or alternate directors and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, all legal proceedings, investigative actions or other eligible proceedings (whether current, threatened, pending or completed) to which such person is or may be liable, and we must, after the final disposition of a legal proceeding, investigative action or other eligible proceeding, pay the expenses (which includes costs, charges and expenses, including legal and other fees but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by such person in respect of that proceeding.
We maintain liability insurance which insures our directors and officers against certain losses and which insures us against our obligations to indemnify our directors and officers.
In February 2005, we also entered into indemnity agreements with our directors and executive officers which provide, among other things, that we will indemnify him or her for expenses actually and reasonably incurred by such person in respect of a proceeding in which such person is or may be joined as a party or is or may be liable for or in respect of penalty by reason of such person being or having been a director or officer; provided that, we shall not indemnify such person if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a proceeding other than a civil proceeding, the person did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.
A copy of our 2006 Annual Report to shareholders to those who request it, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, accompanies this Proxy Statement. Our audited consolidated financial statements for our most recently completed fiscal year ended December 31, 2006, together with the report of our auditor and independent registered public accounting firm thereon, which is included in our Annual Report, will be presented at the Meeting. Additional copies of our 2006 Annual Report are available on our website at www.aspreva.com or upon request directly to Aspreva to the attention of our Vice President, Investor Relations & Corporate Communications.
Additional information relating to Aspreva may be found on EDGAR at www.sec.gov/edgar.shtml relating to filings made with the SEC, and on SEDAR at www.sedar.com relating to filings made with Canadian provincial securities regulatory authorities.
OTHER BUSINESS
As of April 23, 2007, our Board of Directors is not aware of any other matter that may be presented at the Meeting. If other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the common shares represented by proxy for which for which either of them is appointed in accordance with their best judgement on such matters.
The contents and the sending of this Proxy Statement have been approved by our Board of Directors.
DATED at Victoria, British Columbia, this 27th day of April 2007.

EXHIBIT A
ORDINARY RESOLUTION APPROVING THE AMENDMENT TO THE ASPREVA 2002 INCENTIVE
STOCK OPTION PLAN TO INCREASE THE COMMON SHARES IN RESPECT OF WHICH
AWARDS PAY BE GRANTED THEREUNDER
BE IT RESOLVED THAT:
1.	The Aspreva 2002 Incentive Stock Option Plan be and is hereby amended to increase from 4,031,000 to 5,281,000 common shares in respect of which awards may be granted thereunder.

2.	Notwithstanding that this resolution has been passed by the shareholders of Aspreva, the Board of Directors may revoke such resolution at any time before it is effected without further action by the shareholders.

3.	Any director or officer of Aspreva be and is hereby authorized, for and on behalf of Aspreva, to execute and deliver all documents and instruments and take such other actions, including making all necessary filings with applicable regulatory bodies and exchanges, as such director or officer may determine to be necessary or desirable to implement this ordinary resolution and the matter authorized hereby.

EXHIBIT B
ORDINARY RESOLUTION APPROVING AMENDMENTS TO THE ASPREVA 2002 INCENTIVE
STOCK OPTION PLAN
BE IT RESOLVED THAT:
1.	The amendments to the Aspreva 2002 Incentive Stock Option Plan, as more particularly described in the Proxy Statement, be and the same are hereby approved, authorized, ratified and confirmed.

2.	Notwithstanding that this resolution has been passed by the shareholders of Aspreva, the Board of Directors may revoke such resolution at any time before it is effected without further action by the shareholders.

3.	Any director or officer of Aspreva be and is hereby authorized, for and on behalf of Aspreva, to execute and deliver all documents and instruments and take such other actions, including making all necessary filings with applicable regulatory bodies and exchanges, as such director or officer may determine to be necessary or desirable to implement this ordinary resolution and the matter authorized hereby.

EXHIBIT C
MANDATE OF THE BOARD OF DIRECTORS
This Mandate of the Board of Directors (the “Board”) of Aspreva Pharmaceuticals Corporation (the “Company”) outlines the responsibilities of the Company’s Board, and identifies the personal and professional conduct expected of its directors.
GENERAL BOARD RESPONSIBILITIES
It is the responsibility of the Board to oversee the direction and management of the Company in accordance with applicable law, the Company’s Articles and applicable rules and regulations of the NASDAQ Market and Toronto Stock Exchange, while adhering to the highest ethical standards. Specific tasks and actions of the Board in fulfilling these general responsibilities are as follows:
Strategic Planning & Budgets
•	Meet at least annually to review the Company’s strategic business plan proposed by management, which takes into account, among other things, the opportunities and risks of the Company’s business, and includes a statement of the Company’s vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate.

•	Review the Company’s corporate objectives, financial plans and budgets proposed by management and adopt the same with such changes as the Board deems appropriate.

•	In connection with such reviews, the Board shall seek to provide a balance of long-term versus short-term orientation towards the Company’s vision, mission and values.
Review of Corporate Performance
•	Review the Company’s performance against strategic plans, corporate objectives, financial plans and budgets.
Chairman of the Board
•	Appoint a Chairman of the Board and review annually the Position Description for the Chairman.
Lead Director
•	If the Chairman of the Board is not independent under the current requirements of the NASDAQ Market and the rules and regulations of the Canadian provincial securities regulatory authorities, appoint a Lead Director and review annually the Position Description for the Lead Director.
Executive Officers
•	Approve the hiring of executive officers.

•	Evaluate and ensure the integrity of the Chief Executive Officer and other executive officers, and further ensure that the Chief Executive Officer and other executive officers create a culture of integrity throughout the Company.

•	Establish, and review annually, the Position Description for the Chief Executive Officer, and the job descriptions for the executive officers, as deemed necessary.

•	Evaluate executive officers’ performance and replace executive officers where necessary.

•	Consider succession planning and the appointment and training of executive officers, including any recommendations from the Nominating and Corporate Governance Committee.

•	Confirm with management that all executive officers have current employment, non-competition and confidentiality agreements.

•	Review major Company organizational and staffing issues.
Corporate Disclosure
•	Review annually the Company’s Corporate Disclosure Policy and evaluate Company compliance with the policy.
Systems Integrity
•	Confirm with the Audit Committee that it has reviewed and discussed the adequacy of the Company’s internal controls and management information systems.

•	Review, adopt and confirm distribution to appropriate personnel of the Company’s Code of Conduct and other governing policies, as applicable. Review and evaluate whether the Company and its executive officers conduct themselves in an ethical manner and in compliance with applicable laws, regulations, audit and accounting principles and the Company’s own governing policies.

•	Ensure that the Board has free and full access to management regarding all matters of compliance and performance.
Material Transactions
•	Review and approve any material transactions outside of the corporate budget.
General Communications with Analysts, Investors, etc.
•	Establish and review annually a communications policy which governs how the Company interacts with analysts, investors, other key stakeholders and the public.
Communications with Shareholders
•	Receive and review written communications from shareholders, unless the communication is unduly hostile, threatening or similarly inappropriate.
BOARD STRUCTURE AND FUNCTION
Composition of the Board of Directors and Independence
•	Ensure that the majority of Directors are independent under the current requirements of the NASDAQ Market and the rules and regulations of the Canadian provincial securities regulatory authorities.
Annual Disclosure of Director Independence
•	Publicly disclose in the Company’s annual proxy statement conclusions as to the independence of the directors as required by the rules of the SEC, NASDAQ Market and the rules and regulations of the Canadian provincial securities regulatory authorities.
Board Assessment
•	Review and discuss the Nominating and Corporate Governance Committee’s periodic assessment of the performance of the Board, including Board committees.
Outside Advisors for Directors
•	Ensure that the Board and each committee of the Board are permitted to engage outside advisors at the Company’s expense as they deem appropriate.
Director Succession
•	Ensure that there is a succession plan for directors.

Compensation of Non-Employee Directors
•	Annually review and approve the compensation to be paid to non-employee directors as recommended by the Compensation Committee.
Review of Board Materials, Attendance at Meetings, etc.
•	Ensure that Board members review available Board meeting materials in advance, attend an appropriate number of Board meetings and committee meetings, as applicable, and devote the necessary time and attention to effectively carry out the Board’s responsibilities.
Perform other Functions Prescribed by Law and Articles
•	Perform such other functions as prescribed by law and in the Company’s Articles.
Audit committee
•	Delegate general responsibility to the Audit Committee regarding, among other things:
o	evaluating the performance, and assessing the qualifications, of the Company’s independent auditors and recommending to the Board the appointment of, and compensation for, the independent auditors for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services;

o	subject to the appointment of the independent auditors by the Company’s shareholders, determining and approving the engagement of, and compensation to be paid to, the independent auditors;

o	determining and approving the engagement, prior to the commencement of such engagement, of, and compensation for, the independent auditors to perform any proposed permissible non-audit services;

o	reviewing the Company’s financial statements and management’s discussion and analysis of financial condition and results of operations and recommending to the Board whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by the Board;

o	conferring with the independent auditors and with management regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect;

o	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters; and

o	reviewing and discussing with management the independent auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and investment and hedging policies and the steps taken by management to monitor and control these exposures.
•	Appoint Board members to fill any vacancy in the Audit Committee.

•	Ensure that all members of the Audit Committee are:
o	independent under the current requirements of the NASDAQ Market and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities; and

o	financially literate such that he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.
•	Ensure that the Audit Committee has one member who is an audit committee financial expert as is currently defined under the SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002.

•	Review annually the Audit Committee Charter and suggest changes to its charter as the committee deems appropriate for consideration by the Board.
Compensation Committee
•	Delegate general responsibility to the Compensation Committee regarding, among other things:
o	reviewing and making recommendations to the Board for the Chief Executive Officer and other executive officers:
▪	the annual base salary;

▪	the annual incentive bonus, including the specific goals and amount;

▪	equity compensation;

▪	employment agreements, severance arrangements and change in control agreements/provisions; and

▪	any other benefits, compensations, compensation policies or arrangements;
o	reviewing and making recommendations to the Board regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;

o	reviewing and making recommendations to the Board regarding the compensation to be paid to non-employee Board members, including any retainer, committee and committee chair fees and/or equity compensation;

o	preparing any report to be included in the Company’s periodic filings or proxy statement; and

o	acting as administrator of the Aspreva 2002 Incentive Stock Option Plan (and other equity based plans established from time to time) and determining its use, from time to time, as a form of incentive compensation for service providers.
•	Appoint Board members to fill any vacancy in the Compensation Committee.

•	Ensure that all members of the Compensation Committee are independent under the current requirements of the NASDAQ Market and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities.

•	Review annually the Compensation Committee Charter and suggest changes to its charter as the committee deems appropriate for consideration by the Board.
Nominating and Corporate Governance Committee
•	Delegate general responsibility to the Nominating and Corporate Governance Committee regarding, among other things:
o	reviewing board structure, composition and practices, and making recommendations on these matters to the Board;

o	reviewing, soliciting and making recommendations to the Board and shareholders with respect to candidates for election to the Board; and

o	developing and reviewing a set of corporate governance principles for the Company.
•	Appoint Board members to fill any vacancy in the Nominating and Corporate Governance Committee.

•	Ensure that all members of the Nominating and Corporate Governance Committee are independent under the current requirements of the NASDAQ Market and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities.

•	Review annually the Nominating and Corporate Governance Committee Charter, and suggest changes to the charter as the committee deems appropriate for consideration by the Board.

Amendments to this Mandate of the Board of Directors
•	Annually review this Mandate and propose amendments to be ratified by the Board.
PERSONAL AND PROFESSIONAL CHARACTERISTICS OF BOARD MEMBERS
The following characteristics and traits outline the framework for the recruitment and selection of Board nominees:
Leadership and Experience
•	Nominees must demonstrate exceptional leadership traits and a high level of achievement in their personal and professional lives that reflects high standards of personal and professional conduct.
Conduct and Accountability
•	Nominees must demonstrate the highest ethical standards and conduct in their personal and professional lives, and make and be accountable for their decisions in their capacity as board members.
Judgement
•	Nominees must demonstrate a capacity to provide sound advice on a broad range of industry and community issues.
•	Nominees must have or develop a broad knowledge base of the Company’s industry in order to understand the basis from which corporate strategies are developed and business plans produced.

•	Nominees must be able to provide a mature and useful perspective as to the business plan, strategy, risks and objectives of the Company.
Teamwork
•	Nominees must demonstrate that they will put Board and Company performance ahead of individual achievements.
Communication
•	Nominees must demonstrate a willingness to listen as well as to communicate their opinions openly and in a respectful manner.

EXHIBIT D
ASPREVA PHARMACEUTICALS CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
I. Purpose
The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Aspreva Pharmaceuticals Corporation (the “Company”) shall be to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to: (i) the Company’s corporate accounting, financial reporting practices and audits of financial statements; (ii) the Company’s systems of internal accounting and financial controls; (iii) the quality and integrity of the Company’s financial statements and reports; and (iv) the qualifications, independence and performance of any firm or firms of certified public accountants or independent chartered accountants engaged as the Company’s independent outside auditors (the “Auditors”).
II. Composition and Meetings
     A. Composition. The Committee shall consist of at least three (3) members of the Board. Each member shall meet the independence and financial literacy and experience requirements of The NASDAQ Stock Market, Inc. (“NASDAQ”), or similar requirements of such other securities exchange or quotation system or regulatory agency as may from time to time apply to the Company, the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and the rules and regulations of the Canadian provincial securities regulatory authorities (collectively, the “Rules”), subject to any exceptions permitted by the Rules. Each member shall meet such other qualifications for membership on an audit committee as are established from time to time in the Rules. At least one member shall be an audit committee financial expert as defined by the rules of the SEC. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee’s Chairperson shall be designated by the Board, or if it does not do so, the Committee members shall elect a Chairperson by notice of a majority of the full Committee.
     B. Meetings. The Committee will hold at least four (4) regular meetings per year and additional meetings as the Committee deems appropriate. Meetings may be called by the Chairperson of the Committee or the Chairman of the Board.
III. Minutes and Reports
Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board.
IV. Authority
The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder.
The Committee shall have authority to retain, and set and pay the compensation for, at the Company’s expense, advice and assistance from internal and external legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Company shall make available to the Committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. The Committee shall have authority to require that any of the Company’s personnel, counsel, auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

V. Responsibilities
The operation of the Committee will be subject to the provisions of the articles of the Company and the Business Corporations Act (British Columbia), each as in effect from time to time.
The Auditors shall report directly to the Committee. The Committee shall oversee the Company’s financial reporting process on behalf of the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively.
To implement the Committee’s purpose, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:
1. Evaluation and Recommendation to the Board. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to recommend to the Board: (a) the Auditors to be presented to the Company’s shareholders for appointment for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company; and (b) the compensation of the Auditor.
2. Approval of Audit Engagements. Subject to the appointment of the Auditors by the Company’s shareholders, to determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the compensation to be paid to the Auditors, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting and ratified by the Board.
3. Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.
4. Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules.
5. Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.
6. Audited Financial Statement Review. To review, upon completion of the audit, the Company’s financial statements, including the related notes and the management’s discussion and analysis of financial condition and results of operations, prior to the same being filed with applicable regulatory authorities and to recommend whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by the Board.
7. Annual Audit Results. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under promulgated auditing standards.
8. Quarterly Results. To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, including the related notes and the management’s discussion and analysis of financial condition and results of operations prior to the same being filed with applicable regulatory authorities, any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under promulgated auditing standards and to recommend whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by the Board.
9. Annual and Interim Financial Press Releases. Review with management annual and interim financial press releases before the Company publicly discloses this information.
10. Accounting Principles and Policies. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.
11. Risk Assessment and Management. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures, including the Company’s investment and hedging policies, and the steps taken by management to monitor and control these exposures.
12. Management Cooperation with Audit. To review with the Auditors any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.
13. Management Letters. To review with the Auditors and, if appropriate, management, any management or internal control letters issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.
14. Disagreements Between Auditors and Management. To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies.
15. Internal and Financial Reporting Controls. To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies. To review with the Auditors and with the management of the Company the progress and findings of their efforts related to the documentation, assessment and testing of internal controls related to compliance with the Rules, including Section 404 of the Sarbanes-Oxley Act.
16. Separate Sessions. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.
17. Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, or as otherwise deemed appropriate by the Committee, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
18. Regulating and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.
19. Related Party Transactions. To review and approve related-party transactions and review other issues arising under the Company’s Code of Conduct or similar policies as required by NASDAQ rules.
20. Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.
21. Proxy Report. If required, to prepare the report required by regulatory authorities to be included in the Company’s annual proxy statement or other regulatory filing.
22. Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.
23. Report to Board. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.
24. Other Responsibilities. Perform such other functions as may be assigned by law, by the Company’s articles or by the Board.
It shall be management’s responsibility to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. It is not the duty of the Committee to (1) plan or conduct audits; (2) determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; (3) to resolve disagreements, if any, between management and the outside auditors; or (4) to assure compliance with laws and regulations and the Company’s policies generally. Furthermore, it is the responsibility of the CEO and senior management to avoid and minimize the Company’s exposure to risk, and while the Committee is responsible for reviewing with management the guidelines and policies to govern the process by which risk assessment and management is undertaken, the Committee is not the sole body responsible. The Auditors shall be accountable to the Committee as representatives of the shareholders.

ASPREVA PHARMACEUTICALS CORPORATION

ASPREVA 2002 INCENTIVE STOCK
OPTION PLAN
(as amended by the board of directors on May 5, 2004,
as amended by the board of directors on December 8, 2004;
as revised to give effect to a stock split effective February 8, 2005;
as amended by the board of directors on March 2, 2006 and
approved by the Shareholders at the May 24, 2006 Annual and Special General Meeting; and
as amended by the board of directors on April 23, 2007 and
put before the Shareholders at the May 31, 2007 Annual and Special General Meeting)

ASPREVA PHARMACEUTICALS CORPORATION
ASPREVA 2002 INCENTIVE STOCK OPTION PLAN
(as amended by the board of directors on May 5, 2004,
as amended by the board of directors on December 8, 2004;
as revised to give effect to a stock split effective February 8, 2005;
as amended by the board of directors on March 2, 2006 and
approved by the Shareholders at the May 24, 2006 Annual and Special General Meeting; and
as amended by the board of directors on April 23, 2007 and
put before the Shareholders at the May 31, 2007 Annual and Special General Meeting)
1.     PURPOSE OF THE PLAN
1.1     Purpose of this Plan. The purpose of this Plan is to promote the interests of the Corporation by:
(a)	furnishing certain directors, officers, employees or consultants of the Corporation or an Affiliate or other persons as the Compensation Committee may approve with greater incentive to further develop and promote the business and financial success of the Corporation;

(b)	furthering the identity of interests of persons to whom equity-based incentive awards may be granted with those of the shareholders of the Corporation generally through share ownership in the Corporation; and

(c)	assisting the Corporation in attracting, retaining and motivating its directors, officers, employees and consultants.
The Corporation believes that these purposes may best be effected by granting equity-based incentive awards to Eligible Participants.
2.     DEFINITIONS
2.1     Definitions. In this Plan, unless there is something in the subject matter or context inconsistent therewith, capitalized words and terms will have the following meanings:
(a)	“Affiliate” means an affiliate company as defined in the Securities Act;

(b)	“Associate” means an associate as defined in the Securities Act;

(c)	“Award” means an award of Deferred Stock Units, Options, Restricted Stock Units, or Tandem SARs;

(d)	“Award Agreement” means an agreement evidencing a Deferred Stock Unit, Option, Restricted Stock Unit or Tandem SAR, entered into by and between the Corporation and an Eligible Person;

2

(e)	“Blackout Period” means an interval of time during which trading in securities of the Corporation by officers, directors and employees of the Corporation is prohibited pursuant to the Corporation’s Policy Regarding Share Trading by Officers, Directors and Employees;

(f)	“Board of Directors” means the board of directors of the Corporation as constituted from time to time;

(g)	“Change in Control” means:
(i)	any merger or consolidation in which voting securities of the Corporation possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction and the composition of the Board of Directors following such transaction is such that the directors of the Corporation prior to the transaction constitute less than fifty percent (50%) of the Board of Directors membership following the transaction;

(ii)	any acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership of voting securities of the Corporation possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(iii)	any acquisition, directly or indirectly, by a person or related group of persons of the right to appoint a majority of the directors of the Corporation or otherwise directly or indirectly control the management, affairs and business of the Corporation;

(iv)	any sale, transfer or other disposition of all or substantially all of the assets of the Corporation; and

(v)	a complete liquidation or dissolution of the Corporation;
provided however, that a Change in Control shall not be deemed to have occurred if such Change in Control results solely from the issuance, in connection with a bona fide financing or series of financings by the Corporation or any of its Affiliates, of voting securities of the Corporation or any of its Affiliates or any rights to acquire voting securities of the Corporation or any of its Affiliates which are convertible into voting securities;

(h)	“Common Shares” means the common shares in the capital of the Corporation as constituted on the Effective Date, provided that if the rights of any Participant are subsequently adjusted pursuant to Article 20 hereof, “Common Shares” thereafter means the shares or other securities or property which such Participant is entitled to purchase after giving effect to such adjustment;

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(i)	“Compensation Committee” has the meaning ascribed thereto in Section 5.1 of this Plan;

(j)	“Consultant” means any individual, corporation or other person engaged to provide ongoing valuable services to the Corporation or an Affiliate;

(k)	“Corporation” means Aspreva Pharmaceuticals Corporation and includes any successor corporation thereto;

(l)	“Deferred Stock Unit” means a right granted to an Eligible Person in accordance with Section 11 to receive, on a deferred payment basis, a cash payment or Common Shares, or any combination thereof, as determined by the Compensation Committee and on the terms contained in this Plan;

(m)	“Effective Date” has the meaning ascribed thereto by Section 3.1 of this Plan;

(n)	“Eligible Person” means a director, officer, employee or Consultant of the Corporation or an Affiliate or a person otherwise approved by the Compensation Committee;

(o)	“Exercise Price” means the price per Common Share at which a Participant may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Section 20.1 hereof, “Exercise Price” thereafter means the price per Common Share at which such Participant may purchase Common Shares pursuant to such Option after giving effect to such adjustment;

(p)	“Fair Market Value” as it relates to Common Shares means:
(i)	where the Common Shares are listed for trading on a Stock Exchange, the closing price of the Common Shares on such Stock Exchange as determined by the Compensation Committee, for the Trading Session ending immediately prior to the relevant time as it relates to an Award; or

(ii)	where the Common Shares are not publicly traded, the value which is determined by the Compensation Committee to be the fair value of the Common Shares at the relevant time as it relates to an Award, taking into consideration all factors that the Compensation Committee deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm’s length;
(q)	“Insider” means:
(i)	an insider as defined in the Securities Act; and

(ii)	an Associate or Affiliate of any person who is an insider;
(r)	“Key Employee” means an employee of the Corporation who at any time during the calendar year is an officer of the Corporation whose annual compensation is

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equal to or greater than US$130,000, an employee whose share ownership in the Corporation is 5% or more, or an employee whose share ownership in the Corporation is 1% or more and whose annual compensation exceeds US$150,000, or as U.S. federal tax law is amended in this regard from time to time;
(s)	“Legal Representative” has the meaning ascribed thereto by Section 14.1 of this Plan;

(t)	“Merger and Acquisition Transaction” means:
(i)	any merger;

(ii)	any acquisition;

(iii)	any amalgamation;

(iv)	any offer for shares of the Corporation which if successful would entitle the offeror to acquire all of the voting securities of the Corporation; or

(v)	any arrangement or other scheme of reorganization;
that results in a Change in Control;

(u)	“Non Blackout Trading Day” means a day on which (i) a Trading Session occurs, and (ii) no Blackout Period is in place;

(v)	“Notice of Settlement” means a notice delivered to the Corporation in the form prescribed by the Corporation from time to time, or in absence of such form, a written notice indicating the Participant’s desire to receive his or her Settlement Amount and delivered to the Corporation;

(w)	“Options” means stock options granted hereunder to purchase Common Shares from treasury pursuant to the terms and conditions hereof and as evidenced by an Option Agreement and “Option” means any one of them;

(x)	“Option Agreement” means an agreement evidencing an Option, entered into by and between the Corporation and an Eligible Person;

(y)	“Outstanding Common Shares” at the time of any share issuance or grant of Options means the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Options in question, on a non-diluted basis, or such other number as may be determined under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(z)	“Participant” means a person to whom an Award has been granted under this Plan;

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(aa)	“Plan” means the Aspreva 2002 Incentive Stock Option Plan, as the same may from time to time be supplemented or amended and in effect;

(bb)	“Restricted Stock Unit” means a right granted to an Eligible Person in accordance with Section 10 to receive a cash payment or Common Shares, or a combination thereof, as determined by the Compensation Committee, equal in value to the Fair Market Value of the Common Shares on an applicable future settlement date as specified by the Compensation Committee, on the terms and conditions and calculated in accordance with Section 10 hereof;

(cc)	“Settlement Amount” means an amount paid to the holder of Deferred Stock Units as determined pursuant to Section 11;

(dd)	“Securities Act” means the Securities Act, R.S.O. 1990, c.S.5, as amended from time to time;

(ee)	“Stock Exchange” means such stock exchange or other organized market on which the Common Shares are listed or posted for trading;

(ff)	“Tandem SAR” means a right, granted in accordance with Section 9 in tandem with an Option, to receive upon the exercise thereof payment in cash, Common Shares or any combination thereof, as determined by the Compensation Committee, an amount equal to the excess of the Fair Market Value of the Common Shares on the date of exercise of such Tandem SAR over the Option Exercise Price, on the terms and conditions and calculated in accordance with Section 9 hereof;

(gg)	“Terminated Service” means that a Participant has, except as a result of death or disability, ceased to be a director, officer, employee or Consultant of the Corporation, as the case may be;

(hh)	“Trading Session” means a trading session on a day which the applicable Stock Exchange is open for trading;

(ii)	“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time;

(jj)	“U.S. Internal Revenue Code” means the Internal Revenue Code of 1986 of the United States, as amended from time to time;

(kk)	“U.S. Nonqualified Stock Option” means an Option to purchase Common Shares other than a U.S. Qualified Incentive Stock Option;

(ll)	“U.S. Optionee” or “U.S. Person” means a Participant who is a citizen or a resident of the United States (including its territories, possessions and all areas subject to the jurisdiction); and

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(mm)	“U.S. Qualified Incentive Stock Option” means an Option to purchase Common Shares with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the U.S. Internal Revenue Code, such intention being evidenced by the resolutions of the Compensation Committee at the time of grant.
3.     EFFECTIVE DATE OF PLAN
3.1     Effective Date of this Plan. The effective date (the “Effective Date”) of this Plan is January 22, 2002, the date on which this Plan was deemed to be adopted by the Board of Directors.
4.     COMMON SHARES SUBJECT TO PLAN
4.1     Common Shares Subject to this Plan. The aggregate number of Common Shares in respect of which Awards may be granted pursuant to this Plan shall not exceed 5,281,000. The number of Common Shares in respect of which Awards may be granted pursuant to this Plan may be increased, decreased or fixed by the Board of Directors, as permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange.
4.2     Computation of Available Shares. For the purposes of computing the number of Common Shares available for grant under this Plan, Common Shares subject to any Award (or any portion thereof) that have expired or are forfeited, surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such Common Shares and Common Shares subject to an Award (or any portion thereof) that is settled in cash in lieu of settlement in Common Shares shall again be available for grant under this Plan. Notwithstanding the foregoing, any Common Shares subject to an Award that are withheld or otherwise not issued (upon either an exercise of any Option or Tandem SAR or any settlement of any Award) in order to satisfy the Participant’s withholding obligations or in payment of any Option Exercise Price shall reduce the number of Common Shares available for grant under the limitations set forth in this Article 4.
4.3     Reservation of Shares. The Board of Directors will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Awards.
4.4     No Fractional Shares. No fractional Common Shares may be purchased or issued under this Plan.
4.5     Settlement of Awards. Subject to the terms and limitations of the Plan, payments or transfers to be made upon the exercise settlement of an Award may be made in such form or forms as the Compensation Committee shall determine (including, without limitation, cash or Common Shares), and payment or transfers made in whole or in part in Common Shares may, in the discretion of the Compensation Committee, be issued from treasury or purchased in the open market.

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5.     ADMINISTRATION OF PLAN
5.1     Administration of Plan. The Board of Directors may at any time appoint a committee (the “Compensation Committee”) to, among other things, interpret, administer and implement this Plan on behalf of the Board of Directors in accordance with such terms and conditions as the Board of Directors may prescribe, consistent with this Plan (provided that if at any such time such a committee has not been appointed by the Board of Directors, this Plan will be administered by the Board of Directors, and in such event references herein to the Compensation Committee shall be construed to be a reference to the Board of Directors). The Board of Directors will take such steps which in its opinion are required to ensure that the Compensation Committee has the necessary authority to fulfil its functions under this Plan.
5.2     Award Agreements. Each Award will be evidenced by an Award Agreement which incorporates such terms and conditions as the Compensation Committee in its discretion deems appropriate and consistent with the provisions of this Plan (and the execution and delivery by the Corporation of an Award Agreement with a Participant shall be conclusive evidence that such Award Agreement incorporates terms and conditions approved by the Compensation Committee and is consistent with the provisions of this Plan). Each Award Agreement will be executed by the Participant to whom the Award is granted and on behalf of the Corporation by any member of the Compensation Committee or any officer of the Corporation or such other person as the Compensation Committee may designate for such purpose.
5.3     Powers of Compensation Committee. The Compensation Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with this Plan as in the opinion of the Compensation Committee are necessary or desirable for the proper administration of this Plan. For greater certainty, without limiting the generality of the foregoing, the Compensation Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan and any approval of the Stock Exchange, if applicable:
(a)	to interpret and construe this Plan and any Award Agreement and to determine all questions arising out of this Plan and any Award Agreement, and any such interpretation, construction or determination made by the Compensation Committee will be final, binding and conclusive for all purposes;

(b)	to determine to which Eligible Persons Awards are granted, and to grant, Awards;

(c)	to determine the number of Common Shares issuable pursuant to each Award;

(d)	to determine the Exercise Price for each Option;

(e)	to determine the time or times when Awards will be granted, vest and be exerciseable, as applicable;

(f)	to determine the vesting terms of Awards, which may be based upon the passage of time, continued employment or service, on the basis of corporate or personal

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performance objectives, or any combination of the foregoing as determined by the Compensation Committee;
(g)	to determine any acceleration of vesting;

(h)	to determine if the Common Shares that are subject to an Award will be subject to any restrictions or repurchase rights upon the exercise or settlement of such Award including, where applicable, the endorsement of a legend on any certificate representing Common Shares acquired on the exercise or settlement of any Award to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada, the United States or any other country and if any rights or restrictions exist they will be described in the applicable Award Agreement;

(i)	to determine the expiration date for each Award and to extend the period of time for which any Award is to remain exerciseable or may be settled in appropriate circumstances, including, without limitation, in the event of the Participant’s cessation of employment or service, provided that such date may not be later than the earlier of (A) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange, and (B) in the case of an Option and, if applicable, Tandem SAR, the date which is the tenth anniversary of the date on which such Option and, if applicable, Tandem SAR is granted;

(j)	to prescribe the form of the instruments relating to the grant, exercise, or settlement, as applicable, and other terms of Awards;

(k)	to enter into an Award Agreement evidencing each Award which will incorporate such terms as the Compensation Committee in its discretion deems consistent with this Plan;

(l)	to take such steps and require such documentation from Eligible Persons which in its opinion are necessary or desirable to ensure compliance with the rules and regulations of the Stock Exchange and all applicable laws;

(m)	to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of Canada, the United States and other countries in which the Corporation or its Affiliates may operate to ensure the viability and maximization of the benefits from the Awards granted to Participants residing in such countries and to meet the objectives of this Plan; and

(n)	to determine such other matters as provided for herein.
6.     GRANT OF OPTIONS
     Subject to the rules set out below, the Compensation Committee or the Board of Directors (or in the case of any proposed Participant who is a member of the Compensation

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Committee, the Board of Directors) may from time to time grant to any Eligible Person one or more Options as the Compensation Committee or the Board of Directors deems appropriate.
6.1     Date Option Granted. The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Compensation Committee or the Board of Directors, as applicable, authorizes the grant of such Option or such other date as may be specified by the Compensation Committee or the Board of Directors, as applicable, at the time of such authorization.
6.2     Number of Common Shares/Maximum Grant. The number of Common Shares that may be purchased under any Option will be determined by the Compensation Committee, provided that:
(a)	the number of Common Shares reserved for issuance to any one Participant pursuant to this Plan within any one year period shall not, in aggregate, exceed 5% of the total number of Outstanding Common Shares on a non-diluted basis; and

(b)	the number of Common Shares:
(i)	issuable, at any time, to Participants that are Insiders; and

(ii)	issued to Participants that are Insiders within any one year period;
pursuant to this Plan, or when combined with all of the Corporation’s other security based share compensation arrangements shall not, in aggregate, exceed 10% of the total number of Outstanding Common Shares on a non-diluted basis;
     For the purposes of this Section 6.2, Common Shares issued pursuant to an entitlement granted prior to the grantee becoming an Insider may be excluded in determining the number of Common Shares issuable to Insiders. A Participant who holds Options at the time of granting an Option, may hold more than one Option.
6.3     Exercise Price. The Exercise Price per Common Share under each Option will be determined by the Compensation Committee, in its sole discretion, but will in no event be less than the Fair Market Value of the date of the grant.
7.     U.S. QUALIFIED INCENTIVE STOCK OPTION PROVISIONS
     To the extent required by Section 422 of the U.S. Internal Revenue Code, U.S. Qualified Incentive Stock Options shall be subject to the following additional terms and conditions and if there is any conflict between the terms of this Article and other provisions under this Plan, the provisions under this Article shall prevail:
7.1     Eligible Employees. All classes of employees of the Corporation or one of its parent corporations or subsidiary corporations may be granted U.S. Qualified Incentive Stock Options. U.S. Qualified Incentive Stock Options shall only be granted to U.S. Optionees who

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are, at the time of grant, officers, key employees or directors of the Corporation or one of its parent corporations or subsidiary corporations (provided, for purposes of this Article 7 only, such directors are then also officers or key employees of the Corporation or one of its parent corporations or subsidiary corporations). For purposes of this Article 7, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for the purposes of Section 422 of the U.S. Internal Revenue Code. Any director of the Corporation who is a U.S. Optionee shall be ineligible to vote upon the granting of such Option; and for greater certainty, contractors of the Corporation or subsidiary corporations may not be granted U.S. Qualified Incentive Stock Options.
7.2     Dollar Limitation. To the extent the aggregate fair market value (determined as of the grant date) of Common Shares with respect to which U.S. Qualified Incentive Stock Options are exercisable for the first time by a U.S. Optionee during any calendar year (under this Plan and all other stock option plans of the Corporation) exceeds U.S. $100,000, such portion in excess of U.S. $100,000 shall be treated as a U.S. Nonqualified Stock Option. In the event the U.S. Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.
7.3     10% Shareholders. If any U.S. Optionee to whom an U.S. Qualified Incentive Stock Option is to be granted under this Plan at the time of the grant of such U.S. Qualified Incentive Stock Option is the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation, then the following special provisions shall be applicable to the U.S. Qualified Incentive Stock Option granted to such individual:
(i)	the Exercise Price (per Common Share) subject to such U.S. Qualified Incentive Stock Option shall not be less than one hundred ten percent (110%) of the fair market value of one Common Share at the time of grant; and

(ii)	for the purposes of this Article 7 only, the option exercise period shall not exceed five (5) years from the date of grant.
The determination of 10% ownership shall be made in accordance with Section 422 of the U.S. Internal Revenue Code.
7.4     Exercisability. To qualify for U.S. Qualified Incentive Stock Option tax treatment, an Option designated as a U.S. Qualified Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the U.S. Optionee’s reemployment rights are guaranteed by statute or contract. For purposes of this Section 7.4, “total disability” shall mean a mental or physical impairment of the U.S. Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the U.S. Optionee to be unable, in the opinion of the Corporation and two independent physicians, to

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perform his or her duties for the Corporation and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Corporation and the two independent physicians have furnished their opinion of total disability to the Compensation Committee.
7.5     Taxation of U.S. Qualified Incentive Stock Options. In order to obtain certain tax benefits afforded to U.S. Qualified Incentive Stock Options under Section 422 of the U.S. Internal Revenue Code, the U.S. Optionee must hold the Common Shares issued upon the exercise of a U.S. Qualified Incentive Stock Option for two years after the date of grant of the U.S. Qualified Incentive Stock Option and one year from the date of exercise. A U.S. Optionee may be subject to U.S. alternative minimum tax at the time of exercise of a U.S. Qualified Incentive Stock Option. The Compensation Committee may require a U.S. Optionee to give the Corporation prompt notice of any disposition of shares acquired by the exercise of a U.S. Qualified Incentive Stock Option prior to the expiration of such holding periods.
7.6     Transferability. No U.S. Qualified Incentive Stock Option granted under this Plan may be assigned or transferred by the U.S. Optionee other than by will or by the laws of descent and distribution, and during the U.S. Optionee’s lifetime, such U.S. Qualified Incentive Stock Option may be exercised only by the U.S. Optionee.
7.7     Compensation Committee Governance if U.S. Registrant. If and so long as the Common Shares are registered under Section 12(b) or 12(g) of the U.S. Securities Exchange Act, the Board of Directors will consider in selecting the members of the Compensation Committee, with respect to any persons subject or likely to become subject to Section 16 of the U.S. Securities Exchange Act, the provisions regarding “nonemployee directors” as contemplated by Rule 16b-3 under the U.S. Securities Exchange Act.
7.8     Exercise Price. Notwithstanding Section 6.3, no U.S. Qualified Incentive Stock Option granted under the Plan shall have an Exercise Price less than the fair market value of the underlying Common Shares at the date of grant of such Option, as determined at such time in good faith by the Board or Directors or the Compensation Committee, as the case may be.
7.9     Approval by Shareholders. No U.S. Qualified Incentive Stock Option granted to a U.S. Optionee under this Plan shall become exercisable unless and until this Plan shall have been approved by the shareholders of the Corporation within 12 months of approval by the Board of Directors of the Corporation.
7.10     Option Agreements. Each Option will be evidenced by an Option Agreement which incorporates such terms and conditions as the Compensation Committee in its discretion deems appropriate and consistent with the provisions of this Plan (and the execution and delivery by the Corporation of an Option Agreement with a Participant shall be conclusive evidence that such Option Agreement incorporates terms and conditions approved by the Compensation Committee and is consistent with the provisions of this Plan). Each Option Agreement will be executed by the Participant to whom the Option is granted and on behalf of the Corporation by any member of the Compensation Committee or any officer of the Corporation or such other person as the Compensation Committee may designate for such purpose. Each Option Agreement will specify the reasons for the Corporation granting Options to such Participant.

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8.     EXERCISE OF OPTIONS
8.1     Exercise of Options. Subject to the terms and conditions of this Plan, the Compensation Committee may impose such limitations or conditions on the exercise or vesting of any Option as the Compensation Committee in its discretion deems appropriate, including limiting the number of Common Shares for which any Option may be exercised during any period as may be specified by the Compensation Committee and which number of Common Shares for which such Option may be exercised in any period will be specified in the Option Agreement with respect to such Option. Each Option Agreement will provide that the Option granted thereunder may be exercised only by notice signed by the Participant or the Legal Representative of the Participant and accompanied by full payment for the Common Shares being purchased. Such consideration may be paid in any combination of the following:
(a)	cash, bank draft or certified cheque; or

(b)	such other consideration as the Compensation Committee may permit consistent with applicable laws.
As soon as practicable after any exercise of an Option, a certificate or certificates representing the Common Shares in respect of which such Option is exercised will be delivered by the Corporation to the Participant.
8.2     Conditions. Notwithstanding any of the provisions contained in this Plan or in any Option Agreement, the Corporation’s obligation to issue Common Shares to a Participant pursuant to the exercise of an Option will be subject to, if applicable:
(a)	completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Corporation will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such Common Shares to listing or quotation on the Stock Exchange; and

(c)	the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.
9.     GRANT OF TANDEM SARS
9.1     Grant of Tandem SARs. The Compensation Committee or the Board of Directors, as applicable, may from time to time grant an Award of Tandem SARs to a Participant for each Option granted to such Participant on such terms and conditions, consistent with the Plan, as the Compensation Committee or the Board of Directors, as applicable, shall determine.
9.2     Terms of Tandem SARs. Tandem SARs may be granted at or after the grant date of the related grant of Options, and each Tandem SAR shall be subject to the same terms

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and conditions and denominated in the same currency as the Option to which it relates and the additional terms and conditions set forth in this Article 9.
9.3     Exercise of Tandem SARs. The Participant shall have the right to elect to exercise either an Option or the related Tandem SAR, if so granted. If the Participant elects to exercise a Tandem SAR, the related Option shall be cancelled. Tandem SARs may be exercised only if and to the extent the Options related thereto are then vested. Tandem SARs shall be exercisable at the election of the Participant by delivering to the Corporation a notice specifying the number of Options in respect of which the Tandem SARs are exercised. The Participant shall not pay the Option Exercise Price attributable to the Option to which the Tandem SAR is related, but must pay or satisfy, in accordance with the terms of Article 17, any withholding amounts or administrative costs with respect to such exercise.
9.4     Settlement of Tandem SARs. Upon exercise of a Tandem SAR, and subject to payment or other satisfaction of all related withholding obligations in accordance with Article 17, such Tandem SAR shall be settled and the Participant shall be entitled to a cash payment, Common Shares or a combination thereof, at the discretion of the Compensation Committee, and settlement:
(a)	made in Common Shares shall have an aggregate value equal to the excess of the Fair Market Value of a Common Share on the date of exercise of the Tandem SAR over the Option Exercise Price for the corresponding Option, multiplied by the number of Tandem SARs exercised;

(b)	made by a cash payment shall be an aggregate amount equivalent to the value derived by 9.4(a); and

(c)	made by a combination of a cash payment and Common Shares shall be equivalent to the value derived by 9.4(a).
10.     GRANT OF RESTRICTED STOCK UNITS
10.1     Grant of Restricted Stock Units. Restricted Stock Units may be granted pursuant to the terms of the Plan from time to time by the Compensation Committee or the Board of Directors, as applicable. The date on which any Restricted Stock Unit will be deemed to have been granted will be the date on which the Compensation Committee or the Board of Directors, as applicable, authorizes the grant of such Award.
10.2     Vesting Terms. Restricted Stock Units shall become vested at such times, in such instalments, and subject to such terms and conditions as may be determined by the Compensation Committee and set forth in the applicable Award Agreement.
10.3     Settlement of Restricted Stock Units. Restricted Stock Units shall be settled upon, or as soon as reasonably practicable following, the vesting thereof, subject to payment or other satisfaction of all related withholding obligations in accordance with Article 17 hereof and administrative costs. Settlement shall be made by a cash payment, Common Shares, or a combination thereof, as determined by the Compensation Committee in its sole discretion, and settlement:

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(a)	made in Common Shares shall be made by delivery of one Common Share for each such Restricted Stock Unit then being settled;

(b)	made by a cash payment shall be an aggregate amount equal to the product of the Fair Market Value of the Common Shares on the applicable settlement date as specified by the Compensation Committee, multiplied by the number of Restricted Stock Units then being settled; and

(c)	made by a combination of a cash payment and Common Shares shall be equivalent to the value derived by 10.3(b).
11.     GRANT OF DEFERRED STOCK UNITS
11.1     Grant of Deferred Stock Units. Deferred Stock Units may be granted pursuant to the terms of the Plan from time to time by the Compensation Committee or the Board of Directors, as applicable. The date on which any Deferred Stock Unit will be deemed to have been granted will be the date on which the Compensation Committee or the Board of Directors, as applicable, authorizes the grant of such Award.
11.2     Vesting Terms. Deferred Stock Units shall become vested at such times and subject to such terms and conditions as may be determined by the Compensation Committee and set forth in the applicable Award Agreement.
11.3     Determination of Deferred Stock Units. Deferred Stock Units awarded pursuant to this Plan will be credited to an account maintained for each Participant by the Corporation as and when awards are made. The number of Deferred Share Units to be credited to a Participant will be determined on the date on which the Compensation Committee or the Board of Directors, as applicable, authorizes the grant of DSU award, on a one Deferred Share Unit per Share basis.
11.4     Settlement of Deferred Stock Units. Deferred Stock Units shall be settled upon the Terminated Service of a Participant, pursuant to the terms and conditions of this Section 11.4, and subject to payment or other satisfaction of all related withholding obligations in accordance with Section Article 17 hereof and administrative costs. Settlement Amounts in respect of Deferred Stock Units shall be settled by a cash payment, Common Shares or any combination thereof, as determined by the Compensation Committee in its sole discretion, and settlement:
(a)	made in Common Shares shall be made by delivery of one Common Share for each such Deferred Stock Unit then being settled on the Filing Date;

(b)	made by a cash payment shall be an aggregate amount equivalent to the value derived by 11.4(a); and

(c)	made by a combination of a cash payment and Common Shares will be equivalent to the value derived by 11.4(a).

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11.5     Payment of Settlement Amount.
(a)	Non-U.S. Persons
(i)	a Participant who is not a U.S. Person and who has Terminated Service may receive their Settlement Amount by filing a Notice of Settlement on or before December 15 of the first calendar year commencing after the date of the Participant’s Terminated Service. If the Participant fails to file such notice on or before that December 15, the Participant will be deemed to have filed the Notice of Settlement on that December 15.

(ii)	subject to Article 18 herein, the Corporation shall make payment of the Settlement Amount as soon as reasonably possible following the Filing Date.

(iii)	in the event of the death of a Participant who is not a U.S. Person, the Corporation will, subject to Article 18 herein, make payment of the Settlement Amount within two months of the Participant’s death to or for the benefit of the legal representative of the deceased Participant. For the purposes of this subsection, the Filing Date shall be the date of the Participant’s death.

(iv)	if a Participant who is not a U.S. Person dies after the Participant has Terminated Service but before filing a Notice of Settlement, Section 11.5(a)(iii) will apply.
(b)	U.S. Persons
(i)	in the event that a Participant who is a U.S. Person and not a Key Employee has Terminated Service, the Corporation will, subject to Article 18 herein, make payment of the Settlement Amount as soon as reasonably possible following such Participant’s Terminated Service. For the purposes of this subsection, the Filing Date shall be the date that such Participant Terminated Service.

(ii)	in the event that a Participant who is a U.S. Person and a Key Employee has Terminated Service, the Corporation will, subject to Article 18 herein, make payment of the Settlement Amount as soon as is reasonably possible following the date that is 6 months after the date that such Participant Terminated Service. For the purposes of this subsection, the Filing Date shall be the date which is 6 months after the date that such Participant Terminated Service. In the event of death of such a Participant during the 6 month period following the date the Participant Terminated Service, the rules under Section 11.5(b)(ii) shall then apply.

(iii)	in the event of the death of a Participant who is a U.S. Person, the Corporation will, subject to Article 18 herein, make payment of the Settlement Amount within two months of the Participant’s death to or for the benefit of the legal representative of the deceased Participant. For the

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purposes of this subsection, the Filing Date shall be the date of the Participant’s death.
12.     TERM OF AWARDS
12.1     Term of Options and Tandem SARS. Unless otherwise determined by the Compensation Committee, each Option and Tandem SAR granted pursuant to this Plan will, subject to the provisions of this Plan, expire automatically on the earlier of:
(a)	the date determined by the Compensation Committee and specified in the Award Agreement pursuant to which such Option and, if applicable, Tandem SAR is granted, provided that such date may not be, subject to Article 18 later than the earlier of (A) the date which is the tenth anniversary of the date on which such Option and, if applicable, Tandem SAR is granted, and (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(b)	in the event the Participant ceases to be an Eligible Person for any reason, other than the death of the Participant or the termination of the Participant for cause, such period of time after the date on which the Participant ceases to be an Eligible Person as may be specified by the Compensation Committee, which date shall not exceed three months following the termination of the Participant’s employment with the Corporation or in the case of Options and, if applicable, Tandem SARs granted to a director or Consultant, three months following the Participant ceasing to be a director or a Consultant, unless the Compensation Committee otherwise determines, and which period will be specified in the Award Agreement with the Participant with respect to such Option and, if applicable, Tandem SAR;

(c)	in the event of the termination of the Participant as a director, officer, employee or Consultant of the Corporation or an Affiliate for cause, the date of such termination;

(d)	in the event of the death of a Participant prior to: (A) the Participant ceasing to be an Eligible Person; or (B) the date which is the number of days specified by the Compensation Committee pursuant to subparagraph (b) above from the date on which the Participant ceased to be an Eligible Person; the date which is one year after the date of death of such Participant or such other date as may be specified by the Compensation Committee and which period will be specified in the Award Agreement with the Participant with respect to such Option; and

(e)	notwithstanding the foregoing provisions of subparagraphs (b), (c) and (d) of this Section 12.1, the Compensation Committee may, subject Article 19 and to regulatory approval, at any time prior to expiry of an Option extend the period of time within which an Option may be exercised by a Participant who has ceased to be an Eligible Person, but such an extension shall not be granted beyond the original expiry date of the Option as provided for in subparagraph (a) above.

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12.2     Options and Tandem SARs Cease to Vest. Notwithstanding the foregoing, except as expressly permitted by the Compensation Committee, all Options will cease to vest as at the date upon which the Participant ceases to be an Eligible Person.
12.3     Accelerated Vesting of Options and Tandem SARs on Death. In the event of the death of the Participant prior to the Participant ceasing to be an Eligible Person, all Options and Tandem SARs of such Participant shall become immediately vested.
12.4     Term of Restricted Stock Units. Unless otherwise determined by the Compensation Committee:
(a)	in the event a Participant ceases to be an Eligible Person due to death or retirement, any then outstanding Restricted Stock Units that have not become vested and settled prior to the Participant ceasing to be an Eligible Person shall immediately vest and be settled as soon as reasonably practicable after the date that such Participant ceases to be an Eligible Person;

(b)	in the event a Participant ceases to be an Eligible Person due to resignation, any then outstanding Restricted Stock Units that have not become vested and settled prior to the Participant ceasing to be an Eligible Person shall immediately be forfeited and cancelled; and

(c)	in the event a Participant ceases to be an Eligible Person due to disability or termination without cause, any then outstanding Restricted Stock Units that have not become vested and settled prior to the Participant ceasing to be an Eligible Person shall vest and be settled at the discretion of the Compensation Committee.
12.5     Termination of a Participant for Cause. Notwithstanding any other provision hereof or in any Award Agreement, in the case of a Participant’s termination for cause, any and all then outstanding Awards granted to the Participant, whether or not vested, shall be immediately forfeited and cancelled, without any consideration therefore, and any and all rights of such Participant with respect to and arising from this Plan shall terminate, as of the commencement of the date that notice of such termination is given, without regard to any period of reasonable notice or any salary continuance, unless otherwise determined by the Compensation Committee.
13.     CHANGE IN STATUS
13.1     A change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date on which the Award was granted to such Participant will not result in the termination of the Award granted to such Participant provided that such Participant remains a director, officer, employee or Consultant of the Corporation or an Affiliate.
14.     NON-TRANSFERABILITY OF AWARDS
14.1     Each Award Agreement will provide that the Award granted thereunder is not transferable or assignable and may be exercised or settled, as the case may be, only by the

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Participant or, in the event of the death of the Participant or the appointment of a committee or duly appointed attorney of the Participant or of the estate of the Participant on the grounds that the Participant is incapable, by reason of physical or mental infirmity, of managing their affairs, the Participant’s legal representative or such committee or attorney, as the case may be (the “Legal Representative”).
15.     REPRESENTATIONS AND COVENANTS OF PARTICIPANTS
15.1     Each Award Agreement will contain representations and covenants of the Participant that:
(a)	the Participant is a director, officer, employee, or Consultant of the Corporation or an Affiliate or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee;

(b)	the Participant has not been induced to enter into such Award Agreement by the expectation of employment or continued employment with the Corporation or an Affiliate;

(c)	the Participant is aware that the grant of the Award and the issuance by the Corporation of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution of the Awards or the Common Shares to be distributed thereunder under any applicable securities laws;

(d)	upon each exercise or settlement of an Award, the Participant, or the Legal Representative of the Participant, as the case may be, will, if requested by the Corporation, represent and agree in writing that the person is, or the Participant was, a director, officer, employee or Consultant of the Corporation or an Affiliate or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee and has not been induced to purchase the Common Shares by expectation of employment or continued employment with the Corporation or an Affiliate, and that such person is not aware of any commission or other remuneration having been paid or given to others in respect of the trade in the Common Shares; and

(e)	if the Participant or the Legal Representative of the Participant exercises or settles the Award, the Participant or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares received pursuant to the exercise or settlement of the Award, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any Corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income

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taxation regardless of its source, except in compliance with the securities laws of the United States.
16.     PROVISIONS RELATED TO SHARE ISSUANCES
16.1     Each Award Agreement will contain such provisions as in the opinion of the Compensation Committee are required to ensure that no Common Shares are issued on the exercise or settlement of an Award unless the Compensation Committee is satisfied that the issuance of such Common Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange. In particular, if required by any regulatory authority to which the Corporation is subject, including the Stock Exchange, an Award Agreement may provide that shareholder approval to the grant of an Award must be obtained prior to the exercise or settlement of the Award or to the amendment of the Award Agreement.
17.     WITHHOLDING TAX
17.1     The Participant will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting, exercise or settlement of any Award and payment is to be made in a manner satisfactory to the Corporation. Notwithstanding the foregoing, the Corporation will have the right to withhold from any Award or any Common Shares issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Corporation to the Participant, an amount equal to any such taxes.
18.     EXERCISE AND SETTLEMENT OF AWARDS DURING BLACKOUT PERIODS
18.1     Adjustment for Exercise of Awards during Blackout Periods. Where the expiry date of an Option or Tandem SAR occurs during a Blackout Period or within ten Non Blackout Trading Days following the end of a Blackout Period, the expiry date for such Option or Tandem SAR shall be the date which is ten Non-Blackout Trading Days following the end of such Blackout Period.
18.2     Extension for Settlement during Blackout Periods. Where the date for the settlement of Restricted Stock Units or the payment of a Settlement Amount occurs during a Blackout Period, the Corporation shall make such settlement or pay such Settlement Amount to the holder of such an Award within ten Non Blackout Trading Days following the end of such Blackout Period.
19.     SUSPENSION, AMENDMENT OR TERMINATION OF PLAN
19.1     Suspension, Amendment or Termination of Plan. This Plan will terminate on the tenth anniversary of the Effective Date. The Compensation Committee will have the right at any time to suspend, amend or terminate this Plan and, subject to Section 19.2, may:
(a)	with approval of shareholders of the Corporation by ordinary resolution make any amendment to any Award Agreement or the Plan; and

20

(b)	without approval of shareholders of the Corporation make the following amendments to any Award Agreement or the Plan:
(i)	amendments of a clerical nature, including but not limited to the correction of grammatical or typographical errors or clarification of terms;

(ii)	amendments to reflect any requirements of any regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(iii)	subject to the terms and conditions of the Plan, amendments to vesting provisions of Award Agreements;

(iv)	extend the term of Options and Tandem SARs held by non-Insiders of the Corporation;

(v)	reduce the Exercise Price per Common Share under any Option held by non-Insiders of the Corporation or replace such Option with a lower Exercise Price per Common Share under such replacement Option; and

(vi)	amendments which provide cashless exercise features to an Option that require the full deduction of the number of underlying Common Shares from the total number of Common Shares subject to the Plan.
Notwithstanding the foregoing, all procedures and necessary approvals required under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject shall be complied with and obtained in connection with any such suspension, termination or amendment to the Plan or amendments to any Award Agreement.
19.2     Limitations. In exercising its rights pursuant to Section 19.1, the Compensation Committee will not have the right to:
(a)	without the prior approval of shareholders and except as permitted pursuant to Article 20, (i) extend the term of an Option or Tandem SAR held by an Insider of the Corporation; or (ii) reduce the Exercise Price per Common Share under any Option held by an Insider of the Corporation; or (iii) cancel any Option held by an Insider and replace such Option within three months;

(b)	affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Participant under any Award previously granted under this Plan (except as permitted pursuant to Article 20 and except for the purpose of complying with applicable securities laws or the bylaws, rules and regulations of any regulatory authority to which the Corporation is subject, including the Stock Exchange);

(c)	decrease the number of Common Shares which may be purchased pursuant to any Option (except as permitted pursuant to Article 20) without the consent of such Participant;

21

(d)	set the Exercise Price of any Option below the Fair Market Value of such Option on the date of grant;

(e)	increase the Exercise Price at which Common Shares may be purchased pursuant to any Option (except as permitted pursuant to Article 20) without the consent of such Participant;

(f)	extend the term of any Option beyond a period of ten years or the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(g)	grant any Award if this Plan is suspended or has been terminated; or

(h)	change or adjust any outstanding U.S. Qualified Incentive Stock Option without the consent of the Participant if such change or adjustment would constitute a “modification” that would cause such U.S. Qualified Incentive Stock Option to fail to continue to qualify as a U.S. Qualified Incentive Stock Option.
19.3     Powers of Compensation Committee Survive Termination. The full powers of the Compensation Committee as provided for in this Plan will survive the termination of this Plan until all Awards have been exercised or settled in full or have otherwise expired.
20.     ADJUSTMENTS
20.1     Adjustments. Appropriate adjustments in the number of Common Shares subject to this Plan, as regards Awards granted or to be granted, in the Option Exercise Price of an Option, in the number of Common Shares to be issued or cash payments to be made in respect of the settlement of any Award, or any other matter of will be conclusively determined by the Compensation Committee to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Common Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital of the Corporation or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares of the Corporation for those in another corporation. Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Compensation Committee, and any such determination will be binding on the Corporation, the Participant and all other affected parties.
20.2     Merger and Acquisition Transaction. In the event of a Merger and Acquisition Transaction or proposed Merger and Acquisition Transaction, the Compensation Committee, at its option, may do any of the following:
(a)	the Compensation Committee may, in a fair and equitable manner, determine the manner in which all unexercised Options or unsettled Awards granted under this Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise or settlement of Awards by the Participants, the time for the fulfilment of any conditions or restrictions on such exercise or settlement, and the time for the expiry of such rights; or

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(b)	the Compensation Committee or any corporation which is or would be the successor to the Corporation or which may issue securities in exchange for Common Shares upon the Merger and Acquisition Transaction becoming effective may offer any Participant the opportunity to obtain a new or replacement awards over any securities into which the Common Shares are changed or are convertible or exchangeable, on a basis proportionate to the number of Common Shares under Award, including Exercise Price, as applicable (and otherwise substantially upon the terms of the Award being replaced, or upon terms no less favourable to the Participant) including, without limitation, the periods during which the Award may be exercised or settled and expiry dates of such Awards; and in such event, the Participant shall, if he accepts such offer, be deemed to have released his Award over the Common Shares and such Award shall be deemed to have lapsed and be cancelled; or

(c)	the Compensation Committee may commute for or into any other security or any other property or cash, any Award that is still capable of being exercised or settled, upon giving to the Participant to whom such Award has been granted at least 30 days written notice of its intention to commute such Award, and during such period of notice, the Award, to the extent it has not been exercised or settled, may be exercised or settled by the Participant without regard to any vesting conditions attached thereto; and on the expiry of such period of notice, the unexercised or unsettled portion of the Award shall lapse and be cancelled.
Section 20.1 and subsections (a), (b) and (c) of this Section 20.2 are intended to be permissive and may be utilized independently or successively in combination or otherwise, and nothing therein contained shall be construed as limiting or affecting the ability of the Compensation Committee to deal with Awards in any other manner. All determinations by the Compensation Committee under this Section will be final, binding and conclusive for all purposes.
20.3     Limitations. The grant of Awards under this Plan will in no way affect the Corporation’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.
20.4     No Fractional Shares. No adjustment or substitution provided for in this Article 20 will require the Corporation to issue a fractional share in respect of any Award and the total substitution or adjustment with respect to each Award will be limited accordingly.
21.     GENERAL
21.1     No Rights as Shareholder. Nothing herein or otherwise shall be construed so as to confer on any Participant any rights as a shareholder of the Corporation with respect to any Common Shares reserved for the purpose of any Award.
21.2     No Effect on Employment. Nothing in this Plan or any Award Agreement will confer upon any Participant any right to continue in the employ of or under contract with the Corporation or an Affiliate or affect in any way the right of the Corporation or any such Affiliate

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to terminate his or her employment at any time or terminate his or her consulting contract; nor will anything in this Plan or any Award Agreement be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Affiliate to extend the employment of any Participant beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or an Affiliate or any present or future retirement policy of the Corporation or an Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or an Affiliate. Neither any period of notice nor any payment in lieu thereof upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.
21.3     No Fettering of Directors’ Discretion. Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board of Directors in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.
21.4     Applicable Law. The Plan and any Award Agreement granted hereunder will be governed, construed and administered in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.
21.5     Interpretation. References herein to any gender include all genders and to the plural includes the singular and vice versa. The division of this Plan into Sections and Articles and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.
21.6     Reference. This Plan may be referred to as the “Aspreva 2002 Incentive Stock Option Plan”.

Aspreva
PHARMACEUTICALS

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

Security Class COMMON

Holder Account Number

C1234567890 X X X

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Form of Proxy - Annual and Special General Meeting to be held on May 31, 2007

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. This proxy must be signed by the holder or the holder's attorney duly authorized in writing, or if the holder is a corporation or an association, signed by any individual authorized by a resolution of the directors or governing body of the corporation or association. If this proxy is executed by an attorney for an individual or by an individual authorized by a holder that is a corporation or association, the instrument so empowering the attorney or individual, as the case may be, or a notarily certified copy thereof, must accompany this proxy. **In such cases, voting may only be done by mail or facsimile, and not by phone or internet.**
3. This proxy should be signed in the exact manner as the name appears on the proxy.
4. If this proxy is not dated, it will be deemed to be dated May 28, 2007.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.**
6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8. This proxy should be read in conjunction with the accompanying documentation provided by the Board of Directors.

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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 123456 **HOLDER ACCOUNT NUMBER C1234567890** **ACCESS NUMBER 12345**

00GGOA

CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE

C1234567890

XXX 123

Appointment of Proxyholder

The undersigned shareholder ("Registered Shareholder") of Aspreva Pharmaceuticals Corporation (the "Company") hereby appoint(s): Richard M. Glickman, Chairman and CEO, or failing him, Noel F. Hall, President and Director,

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special General Meeting of Aspreva Pharmaceuticals Corporation to be held at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia on May 31, 2007 at 10:00 AM (Pacific Time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Richard M. Glickman	☐	☐	02. Noel F. Hall	☐	☐	03. Kirk K. Calhoun	☐	☐
04. Ronald M. Hunt	☐	☐	05. William L. Hunter	☐	☐	06. Julia G. Levy	☐	☐
07. R. Hector MacKay-Dunn	☐	☐	08. George M. Milne	☐	☐	09. Arnold L. Oronsky	☐	☐

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2. Appointment of Auditors

For ☐ Withhold ☐

3. Increase of Common Shares

For ☐ Against ☐

4. Amendment to Incentive Stock Option Plan

For ☐ Against ☐

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5. Transact Other Business

For ☐ Against ☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements

Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Report

Mark this box if you would like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

999999999999 001111 9XX AR1 APAQ

00GGPC

Aspreva PHARMACEUTICALS

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

Security Class COMMON

Holder Account Number

B1234567890 XXX

Intermediary

XXX

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Voting Instruction Form ("VIF") - Annual and Special General Meeting to be held on May 31, 2007

NON-REGISTERED (BENEFICIAL) SHAREHOLDERS

1. We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above. Unless you attend the meeting and vote in person, your securities can be voted only by management, as proxy holder of the registered holder, in accordance with your instructions.
2. We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.
3. If you wish to attend the meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the meeting, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse).
4. This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.
5. If this VIF is not dated, it will be deemed to be dated May 28, 2007.
6. **When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided by the Board of Directors for the meeting.**
7. This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the notice of meeting or other matters as may properly come before the meeting or any adjournment thereof.
8. Should you wish to receive a legal form of proxy, please write to Computershare at the address indicated above and one will be sent to you by mail. Please remember that a legal proxy is subject to all the terms and conditions that apply to proxies as outlined in the documentation provided by the Board of Directors including any cut-off time for receipt.
9. Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.
10. By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.
11. If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.
12. This VIF should be read in conjunction with the accompanying documentation provided by the Board of Directors.

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This VIF must be received by Computershare no later than 4:30pm (Eastern Time) on May 28, 2007, or if the Meeting is adjourned or postponed, no later than 4:30pm (Eastern Time) on the second-last business day prior to the date on which the Meeting is adjourned or postponed. VIFs received by Computershare after this time will not be accepted. The mailing address and facsimile number is Computershare Investor Services Inc., Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile: within North America at (866) 249-7775 or outside North America at (416) 263-9524.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-734-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this VIF.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may choose an appointee other than the Management appointees named on the reverse of this VIF. Instead of mailing this VIF, you may choose one of the two voting methods outlined above to vote this VIF.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 123456 **HOLDER ACCOUNT NUMBER B1234567890** **ACCESS NUMBER 12345**

00GGQA CPUQC01.E.INT/000001/i1234

+ MR SAM SAMPLE B1234567890 +

XXX 123

Appointee(s)

I/We, being holder(s) of Aspreva Pharmaceuticals Corporation (the "Company") hereby appoint(s): Richard M. Glickman, Chairman and CEO, or failing him, Noel F. Hall, President and Director,

OR

If you wish to attend in person or appoint someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #1 on reverse).

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special General Meeting of Aspreva Pharmaceuticals Corporation to be held at the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia on May 31, 2007 at 10:00 AM (Pacific Time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Richard M. Glickman	☐	☐	02. Noel F. Hall	☐	☐	03. Kirk K. Calhoun	☐	☐
04. Ronald M. Hunt	☐	☐	05. William L. Hunter	☐	☐	06. Julia G. Levy	☐	☐
07. R. Hector MacKay-Dunn	☐	☐	08. George M. Milne	☐	☐	09. Arnold L. Oronsky	☐	☐

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2. Appointment of Auditors

For ☐ Withhold ☐

3. Increase of Common Shares

For ☐ Against ☐

4. Amendment to Incentive Stock Option Plan

For ☐ Against ☐

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5. Transact Other Business

For ☐ Against ☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.

Signature(s)

Date

MM / DD / YY

Interim Financial Statements

Mark this box if you would like to receive interim financial statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Report

Mark this box if you would like to receive the Annual Report and accompanying Management's Discussion and Analysis by mail. ☐

Should you wish to receive a legal proxy, refer to Note #8 on reverse.

If you are not mailing back your VIF, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

999999999999 001111 9XX AR1 APAQ +

00GGRC